EXHIBIT 99.(a)(1)(A)

                                    PDI, Inc.
                              10 Mountainview Road
                      Upper Saddle River, New Jersey 07458
                                 (201) 258-8450

                                OFFER TO EXCHANGE
                             OUTSTANDING OPTIONS TO
                         PURCHASE PDI, INC. COMMON STOCK
                           HAVING AN EXERCISE PRICE OF
                            $30.00 PER SHARE OR MORE

                                 March 31, 2003

                                    PDI, INC.

                      OFFER TO EXCHANGE OUTSTANDING OPTIONS
              HAVING AN EXERCISE PRICE OF $30.00 PER SHARE OR MORE

           THIS OFFER EXPIRES AT 5:00 P.M., EASTERN STANDARD TIME, ON WEDNESDAY, APRIL 30, 2003, UNLESS THE OFFER PERIOD IS EXTENDED

      PDI, Inc. ("PDI") is offering certain employees of PDI and its subsidiaries the opportunity to exchange currently outstanding stock options with exercise prices equal to or greater than $30.00 per share which are issued and outstanding under PDI's 1998 Stock Option Plan and 2000 Omnibus Incentive Compensation Plan ("Eligible Options") for restricted shares of PDI's common stock, which we refer to as "Restricted Stock," or in some cases, for a cash payment (the "Offer").

      If you elect to participate in this Offer, we will issue to you either cash or shares of Restricted Stock, depending on the number of Eligible Options you hold, in exchange for the cancellation of your Eligible Options as set forth below.

      If you currently hold Eligible Options for less than 1,000 shares of our common stock and you wish to participate in this Offer, you must tender for exchange all of your Eligible Options. In consideration for your Eligible Options, we will pay you cash, less applicable tax withholdings ("Cash Consideration"), as follows:

      If, the exercise price of your Eligible Option is:

      o $30.00 or more, but less than $80.00, then you will receive a cash payment of $1.33 for each Eligible Option share exchanged; and

      o $80.00 or more, then you will receive a cash payment of $1.00 for each Eligible Option share exchanged.

      The following are examples of how to calculate Cash Consideration:

Example 1: Assume that (i) you hold an Eligible Option to purchase 750 shares of our common stock at an exercise price of $80.00 per share and (ii) your payroll tax withholding rate is 30%. If you elect to participate in the Offer, you must tender all of your Eligible Options. In exchange for the cancellation of your Eligible Options, you will receive $525 in cash, calculated as follows:

      o $750 (750 Eligible Options multiplied by $1.00) minus $225 ($750 multiplied by your payroll tax withholding rate of 30%).

Example 2: Assume that you hold two Eligible Options: (i) the first Eligible Option is for 300 shares of our common stock at an exercise price of $80.00 per share and the second Eligible Option is for 500 shares of our common stock at an exercise price of $40.00 per share and (ii) your payroll tax withholding rate is 25%. If you elect to participate in the Offer, you must tender both Eligible Options. In exchange for the cancellation of your Eligible Options, you will receive $723.75 in cash, calculated as follows:

      o $965 (300 Eligible Options multiplied by $1.00 ($300) plus 500 Eligible Options multiplied by $1.33 ($665)); minus

      o $241.25 ($965 multiplied by your payroll tax withholding rate of 25%).


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

      If you currently hold Eligible Options exercisable for more than 1,000 shares of our common stock, you must tender for exchange a minimum of 1,000 Eligible Options (and increments of 500 thereafter, unless you tender all of your Eligible Options). In consideration for your Eligible Options, we will issue to you shares of Restricted Stock ("Stock Consideration") as follows:

      If, the exercise price of your Eligible Option is:

      o $30.00 or more, but less than $80.00, then you will receive one share of Restricted Stock for every four and one-half Eligible Option shares exchanged; and

      o $80.00 or more, then you will receive one share of Restricted Stock for every six Eligible Option shares exchanged.

      The number of Eligible Options tendered will be taken first from any vested portion of the Eligible Options and then from the unvested portion of the Eligible Options in the order that the Eligible Options would have vested (i.e., the untendered Eligible Options shall be those options at the end of the vesting schedule). If the Eligible Options tendered for exchange would result in any fractional share interests, these fractions will be rounded either up or down to the nearest whole number of shares of Restricted Stock issuable to you. The Restricted Stock you receive will vest in one lump sum on the third anniversary of the date this Offer expires (the "Offer Termination Date").

      The following are examples of how to calculate Stock Consideration:

Example 1: Assume that you hold an Eligible Option to purchase 9,000 shares of our common stock at an exercise price of $50.00 per share. If you elect to participate in the Offer, you will receive 2,000 shares of Restricted Stock in exchange for the cancellation of all of the Eligible Option, calculated as follows:

      o 9,000 Eligible Options divided by 4.5 (the exchange ratio for Eligible Options with an exercise price of $50.00).

Example 2: Assume that you hold two Eligible Options: (i) the first Eligible Option is for 1,000 shares of our common stock at an exercise price of $80.00 per share, and the second Eligible Option is for 1,000 shares of our common stock at an exercise price of $40.00 per share. If you elect to participate in the Offer and tender all of your Eligible Options, you will receive 389 shares of Restricted Stock in exchange for the cancellation of all of your Eligible Options, calculated as follows:

      o 167 (1,000 Eligible Options divided by 6, the exchange ratio for Eligible Options with an exercise price of $80.00); plus

      o 222 (1,000 Eligible Options divided by 4.5, the exchange ratio for Eligible Options with an exercise price of $40.00).

Example 3: Assume that you hold two Eligible Options: (i) the first Eligible Option is for 1,000 shares of our common stock at an exercise price of $80.00 per share and the second Eligible Option is for 1,000 shares of our common stock at an exercise price of $40.00 per share. If you elect to tender only the first Eligible Option with an exercise price of $80.00, you will receive 167 shares of Restricted Stock in exchange for the cancellation of that Eligible Option, calculated as follows:

      o 167 (1,000 Eligible Options divided by 6, the exchange ratio for Eligible Options with an exercise price of $80.00).


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You will retain the second Eligible Option, which will remain exercisable in accordance with its original terms.

      Only employees of PDI or one of its subsidiaries as of March 31, 2003 who continue to be employees through the Offer Termination Date, are eligible to participate in the Offer. If you are currently on a personal leave of absence and return to active status before the Offer Termination Date, you are also eligible to participate in the Offer. If you are currently on medical, maternity, worker's compensation, military or other statutorily protected leave of absence, or a PDI approved leave of absence, you are also eligible to participate in the Offer. However, if you are on a leave of absence for any other reason or if you resign or receive a notice of termination at any time before the Offer Termination Date, you are not eligible to participate in the Offer. In addition, members of our Board of Directors and a designated group of senior executives (comprised of Charles T. Saldarini, Steven K. Budd, Bernard C. Boyle, Christopher Tama, Stephen Cotugno, Robert Higgins and Deborah Schnell) are not eligible to participate in this Offer.

      We are making this Offer upon the terms and subject to the conditions described in this Offer to Exchange, including the conditions described in
Section 7 of this Offer to Exchange.

      Although our Board of Directors has approved the Offer, neither we nor our Board of Directors makes any recommendation as to whether or not you should tender any of your Eligible Options for exchange. You must make your own decision whether to tender your Eligible Options. You should carefully review this Offer to Exchange in its entirety before electing to exchange your Eligible Options.

      Shares of our common stock are quoted on the Nasdaq National Market under the symbol "PDII." On March 25, 2003, the closing price of our common stock as reported on the Nasdaq National Market was $8.25 per share. Because the total value of the shares of Restricted Stock that will be issued to you, if you accept the Offer, will depend on the closing price of our common stock on the Offer Termination Date, we recommend that you obtain current market quotations for our common stock before deciding whether to elect to exchange your Eligible Options. Note however, that the consideration you may receive will not change, even if the closing price of our common stock changes.

      You should direct questions about the Offer, requests for assistance in completing the related documents and requests for additional copies of this Offer to Exchange or related documents by sending an email to exchangeplanadmin@pdi-inc.com.

      This transaction has not been approved or disapproved by the Securities and Exchange Commission (SEC) nor has the SEC passed upon the fairness or merits of this transaction or upon the accuracy or adequacy of the information contained in this document. Any representation to the contrary is a criminal offense. In the event of any conflict between this documentation and the rules of the participating plans or any applicable legislation, the rules or legislation (as the case may be) will take precedence. All references to taxation consequences are for guidance only. We recommend that you consult with your tax advisor to determine the tax consequences of electing to participate in the Offer.

                                    IMPORTANT

      Whether or not you accept the Offer, you must complete and sign an election form for your Eligible Options and deliver your election to the Exchange Plan Administrator at PDI via facsimile at (201) 258-8410. Election forms must be received before 5:00 p.m., Eastern Standard Time, on the Offer Termination Date, Election forms not received by PDI by the Offer Termination Date, even if sent by the


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Offer Termination Date, will be disregarded. Please allow time for delivery when sending your Election Forms.

      If you accept the Offer and the price of our common stock increases above the exercise price of your Eligible Options during the term of your Eligible Options, the value of the consideration you receive may be less than the value of the common stock you would have received upon exercise of your Eligible Options. Therefore, we cannot guarantee that the value of the consideration you receive will be higher than what you would receive if you do not exchange your Eligible Options. Further, we cannot guarantee that the value of the shares of Restricted Stock at the time they vest will be higher than or equal to the value of our common stock at the time you receive it. PDI and its Board of Directors recognize that the decision to accept or reject the Offer is an individual one that should be based on a variety of factors, and you should consult your personal advisors about your financial or tax situation. The information about the Offer from PDI is limited to the contents of this Offer to Exchange.

      We have not authorized any person to make any recommendation on our behalf as to whether or not you should tender your Eligible Options pursuant to the Offer. We have not authorized anyone to give you any information or to make any representation in connection with the Offer other than the information and representations contained in this Offer to Exchange and the Tender Offer Statement on Schedule TO filed with the SEC on March 31, 2003. If anyone makes any such recommendation or representation to you or gives you any such information, you must not rely upon that recommendation, representation or information as having been authorized by us.

                                TABLE OF CONTENTS

Summary of Terms ........................................................................................    1
Questions and Answers About the Offer ...................................................................    1
Questions and Answers About the Restricted Stock ........................................................    7
Questions and Answers About the Tax Consequences of an Exchange .........................................   10
Questions and Answers About the Procedure for Electing to Exchange ......................................   12
The Offer                                                                                                   14
Section 1.  Eligible Participants; Number of Options; Offer Termination Date ............................   14
Section 2.  Purpose and Structure of the Offer ..........................................................   18
Section 3.  Source and Amount of Consideration; Terms of Restricted Stock ...............................   18
Section 4.  Procedures for Exchanging Eligible Options ..................................................   21
Section 5.  Change in Election ..........................................................................   23
Section 6.  Acceptance of Options for Exchange and Cancellation and Issuance of Consideration ...........   24
Section 7.  Conditions of the Offer .....................................................................   24
Section 8.  Price Range of Common Stock .................................................................   27
Section 9.  Interests of Directors and Officers; Transactions and Arrangements Involving the Options ....   28
Section 10. Accounting Consequences of the Offer; Status of Options Exchanged in the Offer ..............   29
Section 11. Legal Matters; Regulatory Approvals .........................................................   30
Section 12. Material U.S. Federal Income/Withholding Tax Consequences ...................................   30
Section 13. Extension of Offer; Termination; Amendment ..................................................   31
Section 14. Fees and Expenses ...........................................................................   32
Section 15. Information About PDI .......................................................................   32
Section 16. Risk Factors ................................................................................   34
Section 17. Additional Information ......................................................................   34
Section 18. Forward Looking Statements; Miscellaneous ...................................................   35
EXHIBIT 1   Election Forms ..............................................................................   36
EXHIBIT 2   Notice Of Change In Election Form ...........................................................   40
EXHIBIT 3   Form Of Restricted Stock Award ..............................................................   42


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                                SUMMARY OF TERMS

      The following are answers to some of the questions that you may have about this Offer to certain employees of PDI and its subsidiaries to exchange outstanding options, whether or not vested, with exercise prices equal to or greater than $30.00 per share granted under PDI's 1998 Stock Option Plan and 2000 Omnibus Incentive Compensation Plan (the "Eligible Options"), for restricted shares of PDI's common stock, which we refer to as "Restricted Stock," or in some cases, for a cash payment (the "Offer"). We urge you to read carefully the remainder of this Offer to Exchange and the accompanying documents because the information in this summary is not complete. We have included references to the relevant sections of the Offer to Exchange where you can find a more complete description of the topics in this summary.

                      QUESTIONS AND ANSWERS ABOUT THE OFFER

Q1. WHO CAN PARTICIPATE IN THE OFFER?

      "Eligible Participants" are employees of PDI and its subsidiaries as of March 31, 2003 who continue to be employees through April 30, 2003 the date this Offer expires, or a later date if the Offer period is extended (the "Offer Termination Date"). If you are currently on a "personal" leave of absence and return to active status before the Offer Termination Date, you are eligible to participate in the Offer. If you are currently on medical, maternity, worker's compensation, military or other statutorily protected leave of absence, or a PDI approved leave of absence, you are also eligible to participate in the Offer. However, if you are on a leave of absence for any other reason or if you resign or receive a notice of termination at any time before the Offer Termination Date, you are not eligible to participate in the Offer. In addition, members of our Board of Directors and a designated group of senior executives (comprised of Charles T. Saldarini, Steven K. Budd, Bernard C. Boyle, Christopher Tama, Stephen Cotugno, Robert Higgins and Deborah Schnell) are not eligible to participate in the Offer. (See Section 1).

Q2. WHAT OPTIONS ARE ELIGIBLE TO BE EXCHANGED?

      We are offering to exchange vested and unvested Eligible Options held by Eligible Participants that are currently outstanding under our 1998 Stock Option Plan and 2000 Omnibus Incentive Compensation Plan and that have exercise prices equal to or greater than $30.00 per share. You can elect to exchange any of your Eligible Options if you are an Eligible Participant, and if otherwise permissible by applicable law. Partial tenders of Eligible Options in a minimum amount of 1,000 shares (and increments of 500 thereafter, unless you tender all of your Eligible Options) will be allowed, as further described in Section 1.

Q3. WHY IS PDI MAKING THE OFFER?

      A cornerstone of our success has been the motivation of our employees through appropriate levels of cash and equity compensation. Many of our employees' outstanding stock options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price of our common stock. We believe that these options may be unlikely to be exercised in the near future and have resulted in a lack of proper incentives for our employees. By making this Offer, we believe we will be able to improve employee morale by realigning our compensation programs to more closely reflect the current market and economic conditions. (See Section 2).


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

Q4. WHAT CONSIDERATION WILL I RECEIVE IN EXCHANGE FOR THE CANCELLATION OF AN ELIGIBLE OPTION?

      Depending upon the number of Eligible Options you hold, you will be entitled to exchange your Eligible Options for either a cash payment or for shares of Restricted Stock.

Q5. DO I HAVE A CHOICE BETWEEN RECEIVING CASH OR SHARES OF RESTRICTED STOCK IN EXCHANGE FOR MY ELIGIBLE OPTIONS?

      No. If you hold less than 1,000 Eligible Options you may only elect to exchange all of these options for cash. If you hold 1,000 or more Eligible Options you may only elect to exchange all or a portion of these options for shares of Restricted Stock.

Q6. IF I HOLD LESS THAN 1,000 ELIGIBLE OPTIONS, WHAT WILL I RECEIVE IN EXCHANGE FOR THE CANCELLATION OF MY ELIGIBLE OPTIONS AND WHEN WILL I RECEIVE IT ?

      If you hold less than 1,000 Eligible Options, you are eligible to exchange all, but not less than all, of your Eligible Options for Cash Consideration. If, the exercise price of your Eligible Option is:

      o $30.00 or more, but less than $80.00, then you will receive a cash payment of $1.33 for each Eligible Option share exchanged; and

      o $80.00 or more, then you will receive a cash payment of $1.00 for each Eligible Option share exchanged.

      The following are examples of how to calculate Cash Consideration:

Example 1: Assume that (i) you hold an Eligible Option to purchase 750 shares of our common stock at an exercise price of $80.00 per share and (ii) your payroll tax withholding rate is 30%. If you elect to participate in the Offer, you must tender all of your Eligible Options. In exchange for the cancellation of your Eligible Options, you will receive $525 in cash calculated as follows:

      o $750 (750 Eligible Options multiplied by $1.00) minus $225 ($750 multiplied by your payroll tax withholding rate of 30%).

Example 2: Assume that you hold two Eligible Options: (i) the first Eligible Option is for 300 shares of our common stock at an exercise price of $80.00 per share and the second Eligible Option is for 500 shares of our common stock at an exercise price of $40.00 per share and (ii) your payroll tax withholding rate is 25%. If you elect to participate in the Offer, you must tender both Eligible Options. In exchange for the cancellation of your Eligible Options, you will receive $723.75 in cash calculated as follows:

      o $965 (300 Eligible Options multiplied by $1.00 plus 500 Eligible Options multiplied by $1.33); minus

      o $241.25 ($965 ($300 plus $665) multiplied by your payroll tax withholding rate of 25%).

      If the conditions to this Offer are satisfied, we expect to deliver the Cash Consideration to Eligible Participants promptly after the Offer Termination Date. We anticipate that payment of the Cash Consideration will be processed through our payroll system.


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

Q7. IF I HOLD MORE THAN 1,000 ELIGIBLE OPTIONS, WHAT AM I ELIGIBLE TO RECEIVE IN EXCHANGE FOR THE CANCELLATION OF MY ELIGIBLE OPTIONS AND WHEN WILL I RECEIVE IT?

      If you hold 1,000 or more Eligible Options, you are eligible to exchange a minimum of 1,000 of your Eligible Options (and increments of 500 thereafter, unless you tender all of your Eligible Options) for Stock Consideration. If, the exercise price of your Eligible Option is:

      o $30.00 or more, but less than $80.00, then you will receive one share of Restricted Stock for every four and one-half Eligible Option shares exchanged; and

      o $80.00 or more, then you will receive one share of Restricted Stock for every six Eligible Option shares exchanged.

      The following are examples of how to calculate Stock Consideration:

Example 1: Assume that you hold an Eligible Option to purchase 9,000 shares of our common stock at an exercise price of $50.00 per share. If you elect to participate in the Offer, you will receive 2,000 shares of Restricted Stock in exchange for the cancellation of all of the Eligible Option, calculated as follows:

      o 9,000 Eligible Options divided by 4.5 (the exchange ratio for Eligible Options with an exercise price of $50.00).

Example 2: Assume that you hold two Eligible Options: (i) the first Eligible Option is for 1,000 shares of our common stock at an exercise price of $80.00 per share, and the second Eligible Option is for 1,000 shares of our common stock at an exercise price of $40.00 per share. If you elect to participate in the Offer and tender all of your Eligible Options, you will receive 389 shares of Restricted Stock in exchange for the cancellation of all of your Eligible Options, calculated as follows:

      o 167 (1,000 Eligible Options divided by 6, the exchange ratio for Eligible Options with an exercise price of $80.00); plus

      o 222 (1,000 Eligible Options divided by 4.5, the exchange ratio for Eligible Options with an exercise price of $40.00).

Example 3: Assume that you hold two Eligible Options: (i) the first Eligible Option is for 1,000 shares of our common stock at an exercise price of $80.00 per share and the second Eligible Option is for 1,000 shares of our common stock at an exercise price of $40.00 per share. If you elect to tender only the first Eligible Option with an exercise price of $80.00, you will receive 167 shares of Restricted Stock in exchange for the cancellation of that Eligible Option, calculated as follows:

      o 167 (1,000 Eligible Options divided by 6, the exchange ratio for Eligible Options with an exercise price of $80.00).

You will retain the second Eligible Option, which will remain exercisable in accordance with its original terms.

      If the conditions to this Offer are satisfied, we expect to deliver the Stock Consideration to Eligible Participants promptly after the Offer Termination Date.


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

Q8. HOW DID PDI DETERMINE THE AMOUNT OF CONSIDERATION TO BE PAID IN EXCHANGE FOR THE CANCELLATION OF EACH SHARE OF COMMON STOCK UNDERLYING AN ELIGIBLE OPTION?

      We used the Black-Scholes option-pricing model to determine the fair value of the Eligible Options. The Black-Scholes option-pricing model relies on various assumptions, including the expected remaining term of the stock options, the volatility of our common stock, the risk-free rate of interest, expected dividends, the stock option exercise price and the price of our common stock as of the date we commence the Offer. The amount of consideration that we are offering per share of common stock underlying an Eligible Option is intended to be at least the fair value of the Eligible Option, as determined by the Black-Scholes option-pricing model using our current estimates of these assumptions.

Q9. ARE THERE CONDITIONS TO THE OFFER?

      The Offer is subject to a number of conditions, which are described in
Section 7 of this Offer to Exchange. If any of these conditions exist, we may decide to reject the Eligible Options that you elect to exchange, or we may terminate or amend the Offer, or postpone our acceptance of any Eligible Option that you elect to exchange. A summary of these conditions is as follows:

      o if we are required by the Securities and Exchange Commission or other regulatory agency to extend the Offer Termination Date beyond April 30, 2003;

      o if regulatory or legal actions threaten the validity or existence of, or our ability to complete, the Offer, or materially and adversely affect our business, condition (financial or other), income, operations or prospects or materially impair the benefits we believe we will receive from the Offer;

      o if regulatory or legal actions or interpretations would cause the Offer to have adverse accounting consequences to us;

      o     if trading in the U.S. securities markets is suspended;

      o     if a third party commences a merger with or acquisition of PDI; or

      o if a material adverse change in our business, condition (financial or other), assets, income, operations, prospects or stock ownership has occurred.

Q10. WHAT HAPPENS IF I AM AN ELIGIBLE PARTICIPANT ON MARCH 31, 2003 BUT AM NOT AN ELIGIBLE PARTICIPANT ON THE OFFER TERMINATION DATE?

      If you elect to tender one or more of your Eligible Options and prior to the Offer Termination Date: (a) you resign or your employment or service with PDI or one of its subsidiaries terminates, (b) you receive notice of such termination or (c) you begin a leave of absence (for a reason other than medical, maternity, worker's compensation, military or other statutorily protected reasons), then none of your Eligible Options will be exchanged and your Eligible Options will continue on their current terms. Participation in the Offer does not confer upon you the right to remain employed by PDI or one of its subsidiaries.


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

Q11. IF I AM ON A "PERSONAL" LEAVE OF ABSENCE AND I RETURN TO WORK AS AN ACTIVE EMPLOYEE BEFORE THE OFFER TERMINATION DATE, WILL I BE ELIGIBLE TO PARTICIPATE IN THE OFFER?

      Yes. If you are on a "personal" leave of absence and you return to work as an active employee before the Offer Termination Date, you will be deemed an Eligible Participant and may participate in the Offer.

Q12. WHEN DOES THE OFFER EXPIRE? CAN THE OFFER BE EXTENDED, AND IF SO, HOW WILL I KNOW IF IT IS EXTENDED?

      The Offer expires on April 30, 2003, at 5:00 p.m., Eastern Standard Time, unless we extend it. Although we do not currently intend to do so, we may, in our discretion or as required, extend the Offer at any time. If we extend the Offer, we will announce the extension no later than 5:00 p.m., Eastern Standard Time, on April 30, 2003. (See Section 1).

Q13. WILL I BE ELIGIBLE TO RECEIVE FUTURE OPTION GRANTS IF I EXCHANGE MY ELIGIBLE OPTIONS?

      We will not grant any stock options to Eligible Participants prior to the Offer Termination Date. Regardless of whether you exchange any Eligible Options, you may be eligible to receive future stock option grants in accordance with our standard policies, although we currently have no plans to grant options. Acceptance of the Offer will not entitle you to receive any future stock option grants. There may be potentially adverse accounting consequences if we issue additional stock options to employees who participate in the Offer within six months of the Offer Termination Date. We will not grant any stock options to Eligible Participants prior to the Offer Termination Date.

Q14. WHY DOESN'T PDI "REPRICE" MY OPTIONS?

      A "repricing" of existing options could lead to adverse accounting consequences for the repriced options, including a requirement that we take a charge to earnings for compensation expense over the life of the options. This compensation expense could vary over time if our stock price fluctuates and could lower our earnings per share and adversely impact the price of our common stock on an ongoing basis.

Q15. WHY DOESN'T PDI JUST GRANT ME ADDITIONAL OPTIONS?

      Because of the large number of options currently outstanding that have exercise prices significantly above our recent market price, a grant of additional options to replace these "underwater" options would dilute our existing stockholders' investment in PDI by increasing the number of outstanding shares and decreasing earnings per share of our common stock on a fully diluted basis.

Q16. IF I HAVE INCENTIVE STOCK OPTIONS THAT ARE ELIGIBLE OPTIONS, WHAT HAPPENS IF I ELECT NOT TO EXCHANGE THEM IN THIS OFFER?

      You will not be subject to U.S. Federal Income Tax as a result of your election not to exchange your Eligible Options. We do not believe that the Offer to you will change any of the terms of your Eligible Options if you do not accept the Offer. However, the IRS may characterize the Offer to you as a "modification" of those Eligible Options that are incentive stock options, even if you decline the Offer. A successful assertion by the IRS that the options have been modified could extend the options' holding period to qualify for favorable tax treatment and cause a portion of the options to be treated as nonqualified stock options.


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

      If you choose not to exchange your Eligible Options and you have been granted incentive stock options, we recommend that you consult with your tax advisor to determine the tax consequences of the exercise of those options and the sale of the common stock that you will receive upon exercise.

Q17. IF I ELECT TO EXCHANGE ELIGIBLE OPTIONS, WILL MY ELECTION AFFECT OTHER COMPONENTS OF MY COMPENSATION?

      Your decision to accept or reject the Offer will not affect your future compensation in any way. Your acceptance or rejection of the Offer also will not affect your ability to receive stock or option grants in the future, other than the Restricted Stock which may be issued under this exchange program, although we have no current plan to issue additional options to existing employees.

Q18. IF I ELECT TO EXCHANGE ELIGIBLE OPTIONS, DO I HAVE TO EXCHANGE ALL OF MY ELIGIBLE OPTIONS OR CAN I JUST EXCHANGE SOME OF THEM?

      If you hold less than 1,000 Eligible Options, you must exchange all of your Eligible Options for Cash Consideration if you elect to participate. If you hold 1,000 or more Eligible Options, you must tender a minimum of 1,000 Eligible Options (and increments of 500 thereafter, unless you tender all of your Eligible Options) if you elect to participate. The number of Eligible Options tendered will be taken first from any vested portion of the Eligible Option and then from the unvested portion of the Eligible Option in the order that the Eligible Options would have vested ( i.e., the untendered Eligible Options shall be those options at the end of the vesting schedule). (See Question 7 above).

      Once any Eligible Options you tender are cancelled, you will have no rights to those cancelled Eligible Options. Any Eligible Option you do not tender will not be exchanged and will continue on its current terms.

Example 1: Assume that an employee has three option grants to purchase a total of 900 shares of our common stock. The first option grant is for the purchase of 300 shares at an exercise price of $16.00 per share. The second option grant is for the purchase of 300 shares at an exercise price of $46.00 per share. The third option grant is for the purchase of 300 shares at an exercise price of $40.50 per share. Under the terms of this Offer, only the second and third grants are Eligible Options, as they are the only ones with exercise prices equal to or greater than $30.00 per share. If the employee elects to participate in this Offer, the employee must tender all the stock options under the second and third grants for Cash Consideration.

Example 2: Assume that an employee has three option grants to purchase a total of 9,000 shares of our common stock. The first option grant is for the purchase of 3,000 shares at an exercise price of $16.00 per share. The second option grant is for the purchase of 3,000 shares at an exercise price of $46.00 per share. The third option grant is for the purchase of 3,000 shares at an exercise price of $40.50 per share. Under the terms of this Offer, only the second and third grants are Eligible Options, as they are the only ones with exercise prices equal to or greater than $30.00 per share. If the employee elects to participate in this Offer, the employee must tender a minimum aggregate of 1,000 stock options from either the second and third grants, or both, for shares of Restricted Stock.

Q19. IF I ELECT TO TENDER A PORTION OF THE OUTSTANDING SHARES UNDER AN ELIGIBLE OPTION, THEN WILL THE NUMBER OF SHARES I TENDER BE TAKEN OUT OF MY VESTED OR UNVESTED PORTION OF THE ELIGIBLE OPTION?

      The number of Eligible Options tendered will be taken first from any vested portion of the Eligible Option and then from the unvested portion of the Eligible Option in the order that the Eligible Options would have vested (i.e., the untendered Eligible Options shall be those options at the back of the vesting schedule). If you are vested in fewer Eligible Options than you elect to tender under an Eligible Option, you will only have unvested Eligible Options remaining under Eligible Option, which will vest in accordance with their original schedule.

Q20. WILL I RECEIVE ANY FRACTIONAL SHARES OF RESTRICTED STOCK?

      No, we will not issue any fractional shares of Restricted Stock. If the Eligible Options accepted for exchange would result in any fractional share interests, these fractions will be rounded either up or down to the nearest whole number of Restricted Stock issuable to you.

      As an example, assume that you have 2,500 Eligible Options with an exercise price of $35.00 per share. If you tendered 2,000 of these options for exchange, you will be entitled to receive 444 (2,000 divided by 4.5) shares of Restricted Stock instead of 444.44. However, if you tender 3,000 of these options for exchange, you will be entitled to 667 (3,000 divided by 4.5) shares of Restricted Stock instead of 666.66. (See Question 7).

Q21. WHAT EXERCISE PRICE WILL BE USED TO DETERMINE THE NUMBER OF SHARES OF RESTRICTED STOCK I WILL RECEIVE IN EXCHANGE FOR MY ELIGIBLE OPTIONS?

      We will use the exercise price of your Eligible Options to calculate the number of shares of Restricted Stock that will be issued in exchange for the cancellation of Eligible Options (See Questions 4 through 7). If this calculation would result in the issuance of fractional shares of Restricted Stock, the number of shares of Restricted Stock will be rounded either up or down to the nearest whole number of shares. (See Question 20 and Section 3).

Q22. APART FROM RECEIVING CASH OR A GRANT OF RESTRICTED STOCK, WHAT ARE THE CONSEQUENCES OF PARTICIPATING IN THE OFFER?

      If you elect to exchange your Eligible Options, you must acknowledge that your outstanding option agreements relating to the Eligible Options you elected to exchange have been terminated and automatically rendered null and void, and irrevocably release all your rights thereunder.

      If you elect to exchange your Eligible Options for shares of Restricted Stock, you also must accept, and agree to be bound by, the terms and conditions governing the Restricted Stock, as set forth in the form of Restricted Stock Award included as Exhibit 3 to this Offer to Exchange.

                QUESTIONS AND ANSWERS ABOUT THE RESTRICTED STOCK

Q23. WHAT IS RESTRICTED STOCK?

      With options, the option holder has only a right to purchase shares of common stock at an established exercise price. Unlike options, when you receive Restricted Stock you will become a holder of record of actual shares of our common stock, without any need to convert or exercise options and without the need for any future payment of an exercise price. However, until these shares of Restricted Stock vest, they will remain subject to forfeiture, restrictions on transfer and certain other restrictions until the restrictions lapse, at which time the shares "vest." The forfeiture, transfer and other restrictions will be set forth in a Restricted Stock award, a form of which is attached to this Offer to Exchange as Exhibit 3. Once shares of Restricted Stock have vested, those shares will be yours to hold, transfer or sell as you desire, subject to applicable securities laws and payment of withholding taxes. (See Section 3).

Q24. ARE THERE ANY ELIGIBILITY REQUIREMENTS I MUST SATISFY IN ORDER TO RECEIVE THE RESTRICTED STOCK?

      You must be an employee on the date the Offer is made and you must continue to be an employee on the date the Offer expires.

Q25. WILL I BE REQUIRED TO PAY CASH FOR THE SHARES OF RESTRICTED STOCK THAT I RECEIVE IN THE EXCHANGE?

      You will not be required to pay cash for the shares of Restricted Stock you receive. However, there are tax consequences upon the vesting of shares of Restricted Stock that will require us to satisfy tax withholding liabilities, and may require you to pay us cash upon vesting. (See Questions 40 through 42 and Section 13).

Q26. WHEN WILL I RECEIVE MY RESTRICTED STOCK?

      If the conditions to this Offer are satisfied, we will exchange the Eligible Options you properly elect to exchange promptly after the Offer Termination Date. We will then provide you with a Restricted Stock award, in substantially the form of Exhibit 3 to this Offer to Exchange, showing the number of whole shares of our common stock you received in exchange for Eligible Options you properly tendered and we accepted for exchange. Our delivery of the Restricted Stock award will evidence our issuance to you of shares of Restricted Stock that will be held in custody for you.

Q27. WILL I RECEIVE A STOCK CERTIFICATE FOR MY SHARES OF RESTRICTED STOCK RIGHT AWAY?

      No, you will not receive a stock certificate for your shares of Restricted Stock right away. Until the Restricted Stock vests, it will be held in custody by us or our transfer agent, American Stock Transfer & Trust Company, or maintained by our transfer agent as Restricted Stock in a book entry account in your name. If and when shares of your Restricted Stock vest, they will be released to you as unrestricted shares that are free and clear of all restrictions, subject to your payment of applicable withholding taxes. (See Questions 40 through 42 and Section 13).

Q28. WILL I NEED TO COUNTERSIGN AND RETURN A RESTRICTED STOCK AGREEMENT?

      No. By completing and signing your Election Form, you agree to all of the terms and conditions contained in the form of Restricted Stock Award attached as
Exhibit 3 to this Offer to Exchange, as well as all other terms and conditions of the Offer. Once you receive the Restricted Stock Award, you may retain it for your files; you will not need to countersign it. You will, however, under the terms of the Restricted Stock Award be required to sign and return to us the Assignment Separate From Certificate (Stock Power) attached as Exhibit I to the Restricted Stock Award.

Q29. WHAT IS THE VESTING SCHEDULE FOR THE RESTRICTED STOCK?

      Most of the Eligible Options vest over a three-year period from the date they were granted. Regardless of the current vesting schedule of your Eligible Options, however, the shares of Restricted Stock will vest in one lump sum on the third anniversary of the Offer Termination Date. Even if the Eligible Options you exchange are partially or fully vested, the shares of Restricted Stock you receive will not be vested at the time of grant and will be subject to this new vesting period.

Q30. WHAT SPECIAL VESTING RULES APPLY ON ACCOUNT OF DEATH OR DISABILITY?

      If your employment is terminated by reason of your death or disability (as defined in the applicable Restricted Stock award), all of your shares of Restricted Stock will vest.

Q31. WHAT EFFECT WILL A CHANGE IN CONTROL OF PDI HAVE ON THE RESTRICTED STOCK I RECEIVE IN THIS EXCHANGE?

      In the event of a change in control, under the Plans our Board of Directors or our Compensation Committee may take any one or more of the following actions:

      o     accelerate the vesting of the Restricted Stock;

      o cause the other company to assume the Restricted Stock or substitute new Restricted Stock on the same terms; or

      o     make any such other provisions as they may consider to be equitable.

Q32. WHAT HAPPENS IF MY EMPLOYMENT WITH PDI TERMINATES AND THEN I LATER REJOIN THE COMPANY?

      If your employment terminates for any reason, whether through resignation, retirement or other voluntary termination or through any involuntary termination (other than death or disability), and you are subsequently rehired, the unvested shares forfeited on your employment termination remain forfeited. In other words, Restricted Stock is not restored if you are rehired.

Q33. UNDER WHAT CIRCUMSTANCES WILL I FORFEIT THE RESTRICTED STOCK I RECEIVE IN THIS EXCHANGE?

      Prior to vesting, your unvested stock will be forfeited completely if your employment with PDI terminates for any reason other than your death or disability (as defined in the applicable Restricted Stock award. See Exhibit 3). This means that all of your unvested shares of Restricted Stock will be forfeited upon your resignation or other voluntary or involuntary termination of your employment, except upon your death or disability. If the shares vest while you remain a PDI employee they are yours to keep even after you leave. (See
Section 3).

Q34. WHAT ARE THE OTHER RESTRICTIONS ON THE RESTRICTED STOCK?

      The restrictions on the Restricted Stock you will receive in the Offer will be set forth in the Restricted Stock award. By signing and returning the Election Form, you agree to be bound by the terms and conditions of the Restricted Stock award. Restricted Stock generally may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of until the stock vests. Until then, the Restricted Stock will be held in our custody or in the custody of the transfer agent, or maintained as Restricted Stock in a book entry account. Once the Restricted Stock has vested, the stock will no longer be subject to forfeiture. (See Section 3).

Q35. AM I ENTITLED TO EXERCISE ANY RIGHTS OF OWNERSHIP OF RESTRICTED STOCK WHILE THE STOCK IS SUBJECT TO RESTRICTION?

      Your Restricted Stock will be treated as issued and outstanding on the Offer Termination Date (See Section 6). You will have the same rights as any other holder of our common stock regarding voting rights and dividend rights, if any, with respect to all shares of Restricted Stock that you receive in the Offer as of the Offer Termination Date. We will deliver to you, by mail or otherwise, all notices of meetings, proxy statements, proxies and other materials distributed to our stockholders. You will not, however, be able to sell, pledge or transfer your Restricted Stock until shares vest.

Q36. WILL THE RESTRICTED STOCK EVER EXPIRE?

      Shares of Restricted Stock do not need to be "exercised" after they vest. Accordingly, unlike stock options, the Restricted Stock does not expire. Rather, vesting just means that the forfeiture and transfer restrictions will cease to apply and you will own the shares without any restrictions on your ownership rights. As a result, the stock will be yours to hold, and, after it vests, you will be free to transfer or sell it as you desire, subject to applicable securities laws and payment of applicable withholding taxes.

Q37. WHAT IS THE SOURCE OF THE COMMON STOCK THAT WILL BE ISSUED IN EXCHANGE FOR MY OPTIONS?

      The Restricted Stock to be offered to Eligible Participants will be issued under our 2000 Omnibus Incentive Compensation Plan and will be drawn from the pool of common stock currently authorized for issuance under this plan. All stock options returned to us in the Offer will be cancelled and the shares of common stock subject to such stock options will be returned to the pool of common stock authorized under the plan, thereby permitting their future issuance. (See Section 10).

Q38. HOW DOES A LEAVE OF ABSENCE IMPACT THE OFFER?

      Employees who are participating in PDI-approved leaves of absence may participate in the Offer. Notwithstanding the foregoing, the Board of Directors or the appropriate Board committee has the discretion to determine how a leave of absence will affect the other terms of your Restricted Stock, including the vesting.

         QUESTIONS AND ANSWERS ABOUT THE TAX CONSEQUENCES OF AN EXCHANGE

Q39. WILL I HAVE TO PAY TAXES IF I EXCHANGE MY ELIGIBLE OPTIONS IN THE OFFER?

      If you accept the Offer, you will recognize income for income tax purposes on the Cash Consideration on the Offer Termination Date and you will recognize income for income tax purposes on the Stock Consideration when it vests, all as further described in Section 12 and Exhibit 3 to this Offer to Exchange.

      Any applicable withholding taxes or charges on the consideration (i) will be withheld from the cash payable to you, and (ii) unless we approve other arrangements, you must deliver to us a check or money order in the amount of the required withholding amount on the Restricted Stock vesting date. In the event of any shortfall, we will withhold the remaining required withholding amount from your salary or bonus.

      Depending on your personal tax situation, you may owe taxes on the consideration above and beyond the amounts withheld. Any failure to timely remit the proper amount of taxes may result in tax penalties, which will be your responsibility to pay.

      BEFORE ACCEPTING THE OFFER, WE RECOMMEND THAT YOU CONSULT WITH YOUR TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES OF ELECTING TO PARTICIPATE IN THE OFFER UNDER U.S. LAWS, INCLUDING BUT NOT LIMITED TO A DETERMINATION OF WHETHER TAXES IN ADDITION TO THE AMOUNTS WITHHELD FROM THE CONSIDERATION, IF ANY, WILL BE DUE AS A RESULT OF ELECTING TO PARTICIPATE IN THE OFFER.

Q40. WHAT ARE THE TAX CONSEQUENCES IF I EXCHANGE MY ELIGIBLE OPTIONS IN THE
OFFER?

      The tax consequences of exchanging your Eligible Options in the Offer depend on whether or not you file an election under Section 83(b) of the Internal Revenue Code (as described in Section 12):

      o If you choose NOT to file an election under Section 83(b) of the Internal Revenue Code, there will be no immediate tax consequences upon your receipt of Restricted Stock in exchange for your Eligible Options. You will be required to recognize ordinary income on the vesting date in an amount equal to the fair market value of the shares of Restricted Stock on that date. Your acceptance of the Offer, evidenced by your signature and return of the Election Form, will constitute your agreement to pay the applicable withholding tax obligation to us on the vesting date. (See Question 42).

      o If you choose to file an election under Section 83(b) of the Internal Revenue Code, you will recognize ordinary income in an amount equal to the fair market value of all shares covered by your
            Section 83(b) election on the day you receive the Restricted Stock, and you will be required to pay us an amount in cash equal to the withholding tax obligation that arises at that time.

      We recommend that you consult with your own tax advisor to determine the tax consequences of accepting the Offer and from choosing whether or not to make an election under Section 83(b) of the Internal Revenue Code. (See Section 12).

Q41. IF I CHOOSE TO FILE AN ELECTION UNDER SECTION 83(B) OF THE INTERNAL REVENUE CODE, WHAT MUST I DO?

      If you choose to file an election under Section 83(b) of the Internal Revenue Code, you must:

      o file the election with the Internal Revenue Service (at the office where you file your federal income tax return) within 30 days of the Offer Termination Date;

      o pay PDI an amount in a check or money order equal to the withholding tax obligation;

      o file a copy of the election with your federal income tax return for the year including the date of the exchange; and

      o provide a copy of the election to the Exchange Plan Administrator by facsimile, mail or courier delivery.

      An 83(b) election form template is included as Exhibit II to the form of Restricted Stock Award included as Exhibit 3 to this Offer to Exchange.

Q42. IF I DO NOT FILE AN ELECTION UNDER SECTION 83(B) OF THE INTERNAL REVENUE CODE, HOW WILL WITHHOLDING TAXES BE HANDLED WHEN MY RESTRICTED STOCK VESTS?

      Unless you make an election under Section 83(b) of the Internal Revenue Code, when your Restricted Stock vests, you will be required to recognize ordinary income in an amount equal to the fair market value of the vesting shares. This means that we will have an obligation to withhold certain federal and state income and payroll taxes, much like the obligation that arises when we pay you your salary or a bonus. Unless we approve other arrangements, you must deliver to us a check or money order in the amount of the required withholding amount on each vesting date. In the event of a shortfall, we will withhold the remaining required withholding amount from your salary or bonus.

      QUESTIONS AND ANSWERS ABOUT THE PROCEDURE FOR ELECTING TO EXCHANGE

Q43. WHAT DO I NEED TO DO TO EXCHANGE MY ELIGIBLE OPTIONS?

      Whether or not you accept the Offer, you must make your election by following the directions set forth in Section 4 of this Offer to Exchange and deliver your signed Election Forms (one for each Eligible Option you elect or decline to exchange) to the Exchange Plan Administrator at PDI before the Offer Termination Date. Election Forms must be sent via facsimile to (201) 258-8410.

      Election Forms must be received before 5:00 p.m., Eastern Standard Time, on the Offer Termination Date. Election Forms not received by PDI by the Offer Termination Date, even if sent by the Offer Termination Date, will be disregarded. Please allow time for delivery when sending your Election Forms.

      YOU SHOULD REVIEW THIS OFFER TO EXCHANGE, THE ELECTION FORMS AND ALL OF THE RELATED ATTACHMENTS BEFORE MAKING YOUR ELECTION.

Q44. DURING WHAT PERIOD OF TIME MAY I CHANGE MY PREVIOUS ELECTION?

      You may change your previous election at any time before 5:00 p.m., Eastern Standard Time, on the Offer Termination Date. To change your election, please follow the directions set forth in Section 5 of this Offer to Exchange.

      Notice of Change in Election Forms must be received before 5:00 p.m., Eastern Standard Time, on Offer Termination Date. Notice of Change in Election Forms not received by PDI by the Offer Termination Date, even if sent by the Offer Termination Date, will be disregarded. Please allow time for delivery when sending your Notice of Change in Election Forms. If you change your election from reject to accept you will also be required to fill out and deliver a new Election Form. You may change your election more than once. See Section 5 of this Offer to Exchange.

Q45. WHAT HAPPENS TO MY ELIGIBLE OPTIONS IF I DO NOT ACCEPT THE OFFER?

      If you do not accept the Offer, you will keep all your current stock options and you will not receive any consideration. No changes will be made to your current stock options.

Q46. UNDER WHAT CIRCUMSTANCES WOULD PDI NOT ACCEPT MY ELIGIBLE OPTIONS?

      We currently expect that we will accept promptly after the Offer Termination Date all Eligible Options that are properly submitted and received for exchange and for which the election has not been validly withdrawn. We may, however, reject any or all Election Forms, Notice of Change in Election Forms or exchanged Eligible Options to the extent that we determine they were not properly executed or delivered, to the extent that we determine it is unlawful to accept the Eligible Options elected for exchange, or if certain conditions exist which in our reasonable judgment makes it inadvisable to proceed with the Offer. (See Sections 6 and 7).

Q47. WHOM SHOULD I CONTACT IF I HAVE QUESTIONS ABOUT THE OFFER?

      You should direct questions about this Offer, requests for assistance in completing the related documentation and requests for additional copies of this Offer to Exchange or related documents by sending an email to exchangeplanadmin@pdi-inc.com.

                                    THE OFFER

Material Risks of Participating In the Offer

      Participation in this Offer involves a number of potential risks, including the material risks described below. Eligible Participants should carefully consider these risks and are urged to speak with an investment and tax advisor as necessary before deciding whether or not to participate in this Offer. In addition, we strongly encourage you to read this Offer to Exchange in its entirety and review the documents referred to in Section 17 of this Offer to Exchange.

Participation in the Offer may mean that you do not receive any option grants within six months of the Offer Termination Date.

      Employees are generally eligible to receive option grants at any time that the Board of Directors or the Compensation Committee chooses to make them. If you exchange one or more of your Eligible Options, you may be eligible to receive future option grants in accordance with our standard policies, although we currently have no plans to grant options. Acceptance of the Offer and cancellation of one or more of your Eligible Options will not entitle you to receive any future option grants. There may be potentially adverse accounting consequences if we issue additional options to employees who participate in the Offer within six months of the Offer Termination Date.

If our stock price increases after the date that your tendered Eligible Options are cancelled, your cancelled Eligible Options might have been worth more than the consideration that you receive in exchange for them.

      Although the market price of our common stock is currently lower than the exercise price of the Eligible Options you may tender in this Offer, the market price of our common stock may increase in the future. If you accept the Offer and the price of our common stock increases above the exercise price of your Eligible Options during the term of your Eligible Options, the value of the consideration may be less than the value of the common stock you would have received upon exercise of your Eligible Options.

Therefore, we cannot guarantee that the value of the consideration will be higher than what you would receive if you do not exchange your Eligible Options. Further, we cannot guarantee that the value of the shares of Restricted Stock at the time they vest will be higher than or equal to the value of the shares at the time you receive it.

      PDI and its Board of Directors recognize that the decision to accept or reject the Offer is an individual one that should be based on a variety of factors, and you should consult your personal advisors if you have questions about your financial or tax situation. The information about this Offer that is available from PDI is limited solely to the information contained in this Offer to Exchange.

SECTION 1. ELIGIBLE PARTICIPANTS; NUMBER OF OPTIONS; OFFER TERMINATION DATE.

      "Eligible Participants" are employees of PDI and its subsidiaries as of March 31, 2003, who continue to be employees through April 30, 2003, or a later date if the Offer period is extended (the "Offer Termination Date"). If you are currently on a "personal" leave of absence and return to active status before the date the Offer Termination Date, you are eligible to participate in the Offer. If you are currently on medical, maternity, worker's compensation, military or other statutorily protected leave of absence, or a PDI approved leave of absence, you are also eligible to participate in the Offer. However, if you are on a leave of absence for any other reason or if you resign or receive a notice of termination at any time before the Offer Termination Date, you are not eligible to participate in the Offer. In addition, members of our Board of Directors and a designated group of senior executives (comprised of Charles T. Saldarini, Steven K. Budd, Bernard C. Boyle, Christopher Tama, Stephen Cotugno, Robert Higgins and Deborah Schnell) are not eligible to participate in the Offer.

      For purposes of the Offer, you have received a "notice of termination" if, at any time before the Offer Termination Date, you have (i) received a written notice or are on notice that PDI or one of its subsidiaries intends to take the necessary steps to end your employment relationship or (ii) in accordance with local laws, received an offer, filed or have agreed in writing to file a petition in labor court or have entered into an agreement, in each case to end your employment relationship with PDI or one of its subsidiaries.

      "Eligible Options" consist of stock options with exercise prices greater than $30.00 per share that have been issued under our 1998 Stock Option Plan and 2000 Omnibus Incentive Compensation Plan (collectively, the "Participating Plans").

      For each Eligible Participant who elects to participate in this Offer pursuant to the terms described in this Offer to Exchange, we will issue to you consideration in the form of either shares of Restricted Stock or cash, depending on the number of Eligible Options you hold, in exchange for the cancellation of your Eligible Options as set forth below.

      If you currently hold Eligible Options for less than 1,000 shares of our common stock and you wish to participate in this Offer, you must tender for exchange all of your Eligible Options. In consideration for your Eligible Options, we will pay you cash, less applicable tax withholdings ("Cash Consideration"), as follows.

      If, the exercise price of your Eligible Option is:

      o $30.00 or more, but less than $80.00, then you will receive a cash payment of $1.33 for each Eligible Option share exchanged; and

      o $80.00 or more, then you will receive a cash payment of $1.00 for each Eligible Option share exchanged.

      The following are examples of how to calculate Cash Consideration:

Example 1: Assume that (i) you hold an Eligible Option to purchase 750 shares of our common stock at an exercise price of $80.00 per share and (ii) your payroll tax withholding rate is 30%. If you elect to participate in the Offer, you must tender all of your Eligible Options. In exchange for the cancellation of your Eligible Options, you will receive $525 in cash, calculated as follows:

      o $750 (750 Eligible Options multiplied by $1.00) minus $225 ($750 multiplied by your payroll tax withholding rate of 30%).

Example 2: Assume that you hold two Eligible Options: (i) the first Eligible Option is for 300 shares of our common stock at an exercise price of $80.00 per share and the second Eligible Option is for 500 shares of our common stock at an exercise price of $40.00 per share and (ii) your payroll tax withholding rate is 25%. If you elect to participate in the Offer, you must tender both Eligible Options. In exchange for the cancellation of your Eligible Options, you will receive $723.75 in cash, calculated as follows:

      o $965 (300 Eligible Options multiplied by $1.00 plus 500 Eligible Options multiplied by $1.33); minus

      o $241.25 ($965 ($300 plus $665) multiplied by your payroll tax withholding rate of 25%).

      If you currently hold Eligible Options exercisable for more than 1,000 shares of our common stock, you must tender for exchange a minimum of 1,000 Eligible Options, (and increments of 500 thereafter, unless you tender all of your Eligible Options). In consideration for your Eligible Options, we will issue to you shares of Restricted Stock ("Stock Consideration") as follows:

      If, the exercise price of your Eligible Option is:

      o $30.00 or more, but less than $80.00, then you will receive one share of Restricted Stock for every four and one-half Eligible Option shares exchanged; and

      o $80.00 or more, then you will receive one share of Restricted Stock for every six Eligible Option shares exchanged.

      The number of Eligible Options tendered will be taken first from any vested portion of the Eligible Option and then from the unvested portion of the Eligible Option in the order that the Eligible Options would have vested ( i.e. , the untendered Eligible Options shall be those options at the end of the vesting schedule). If the Eligible Options tendered for exchange would result in any fractional share interests, these fractions will be rounded either up or down to the nearest whole number of shares of Restricted Stock issuable to you. The Restricted Stock you receive will vest in one lump sum on the third anniversary of the Offer Termination Date.(See above).

      The following are examples of how to calculate Stock Consideration:

Example 1: Assume that you hold an Eligible Option to purchase 9,000 shares of our common stock at an exercise price of $50.00 per share. If you elect to participate in the Offer, you will receive 2,000 shares of Restricted Stock in exchange for the cancellation of all of the Eligible Option, calculated as follows:

      o 9,000 Eligible Options divided by 4.5 (the exchange ratio for Eligible Options with an exercise price of $50.00).

Example 2: Assume that you hold two Eligible Options: (i) the first Eligible Option is for 1,000 shares of our common stock at an exercise price of $80.00 per share, and the second Eligible Option is for 1,000 shares of our common stock at an exercise price of $40.00 per share. If you elect to participate in the Offer and tender all of your Eligible Options, you will receive 389 shares of Restricted Stock in exchange for the cancellation of all of your Eligible Options, calculated as follows:

      o 167 (1,000 Eligible Options divided by 6, the exchange ratio for Eligible Options with an exercise price of $80.00); plus

      o 222 (1,000 Eligible Options divided by 4.5, the exchange ratio for Eligible Options with an exercise price of $40.00).

Example 3: Assume that you hold two Eligible Options: (i) the first Eligible Option is for 1,000 shares of our common stock at an exercise price of $80.00 per share and the second Eligible Option is for 1,000 shares of our common stock at an exercise price of $40.00 per share. If you elect to tender only the first

Eligible Option with an exercise price of $80.00, you will receive 167 shares of Restricted Stock in exchange for the cancellation of that Eligible Option, calculated as follows:

      o 167 (1,000 Eligible Options divided by 6, the exchange ratio for Eligible Options with an exercise price of $80.00).

You will retain the second Eligible Option, which will remain exercisable in accordance with its original terms.

      As of March 21, 2003, options to purchase 1,314,854 shares of common stock were outstanding under the Participating Plans. The options had exercise prices of between $5.21 and $98.70 per share. Of these options, options to purchase 512,486 shares of our common stock had an exercise price of $30 or more, of which 357,885 are held by Eligible Participants. The shares of common stock issuable upon exercise of Eligible Options held by Eligible Participants represent approximately 27.2% of the total shares of common stock issuable upon exercise of all options outstanding under the Participating Plans as of March 21, 2003.

      Our Offer is subject to the terms and conditions described in this Offer to Exchange. We will only accept Eligible Options that are properly submitted for exchange and not validly withdrawn in accordance with Sections 4 and 5 of this Offer to Exchange before the Offer expires on the Offer Termination Date. We may, however, reject any or all Election Forms, Notice of Change in Election Forms or exchanged Eligible Options to the extent that we determine they were not properly executed or delivered, to the extent that we determine it is unlawful to accept the Eligible Options elected for exchange or to the extent certain conditions described in this Offer to Exchange exist which in our reasonable judgment makes it inadvisable to proceed with the Offer. (See Sections 6 and 7).

      The term "Offer Termination Date" for this Offer means 5:00 p.m., Eastern Standard Time, on April 30, 2003, unless and until we, in our discretion or as required, extend the period of time during which the Offer will remain open. If we extend the period of time during which the Offer will remain open, the term "Offer Termination Date" will refer to the latest time and date at which the Offer expires. See Section 13 of this Offer to Exchange for a description of our rights to extend, postpone, terminate and/or amend the Offer or to reject any Eligible Option that you elect to exchange.

      We will publish a notice if we decide to take any of the following actions:

      o increase or decrease what we will give you in exchange for your Eligible Options;

      o increase or decrease the number of Eligible Options to be exchanged in the Offer; or

      o     extend or terminate the Offer.

      If the Offer is scheduled to expire within ten (10) business days from the date we notify you of such an increase or decrease, we also intend to extend the Offer until ten (10) business days after the date the notice is published.

      If we elect to extend the Offer, the Offer Termination Date would also change.

      A "business day" means any day other than a Saturday, Sunday or federal holiday in the United States and consists of the time period from 12:01 a.m. through 12:00 p.m., Eastern Standard Time.

SECTION 2. PURPOSE AND STRUCTURE OF THE OFFER.

      A cornerstone of our success has been the motivation of our employees through appropriate levels of cash and compensation. We granted the Eligible Options for the following purposes:

      o to provide our employees an opportunity to acquire or increase a financial interest in PDI, thereby creating a stronger incentive to assist PDI in achieving our corporate goals;

      o     to attract, motivate and reward our employees; and

      o to strengthen the alignment of interests between our employees and stockholders.

      Many of our outstanding stock options have exercise prices that are significantly higher than the current market price of our common stock. We believe that these stock options may be unlikely to be exercised in the near future. By making this Offer, we believe that we will be able to improve employee morale by realigning our compensation programs to more closely reflect the current market and economic conditions.

      We are undertaking this Offer, as opposed to repricing your stock options or granting you new stock options, because those actions would have unfavorable financial and accounting consequences for PDI. Specifically, a repricing would lead to variable accounting for the repriced stock options and require that we take a charge to earnings for compensation expense over the life of the stock options. This compensation expense could lower our earnings per share and could have an adverse impact on the price of our common stock on an ongoing basis. A grant of additional stock options would also decrease earnings per share, on a fully diluted basis, by increasing the number of outstanding shares calculated on that basis. This would dilute our stockholders' investment in our company.

SECTION 3. SOURCE AND AMOUNT OF CONSIDERATION; TERMS OF RESTRICTED STOCK.

      Consideration. For each Eligible Participant who elects to participate in this Offer, we will determine and issue consideration as follows:

      (1) Determine Amount of Consideration: The amount of any type consideration to be paid in exchange for Eligible Options will depend on the exercise prices and the number of the Eligible Options tendered. Cash Consideration will be equal to the number of Eligible Options tendered for exchange multiplied by (i) $1.33, for Eligible Options with exercise prices of $30.00 or more, but less than $80.00 per share, and (ii) $1.00, for Eligible Options with exercise prices of $80.00 or more per share. Stock Consideration will be determined by the number of Eligible Options tendered for exchange divided by (i) four and one-half Eligible Option shares per share of Restricted Stock, for Eligible Options with exercise prices of $30.00 or more, but less than $80.00 per share, and (ii) six Eligible Option shares per share of Restricted Stock, for Eligible Options with exercise prices of $80.00 or more per share. (See Section 1).

      (2) Calculate Tax Withholdings: Any applicable withholding taxes or charges will be withheld from the Cash Consideration referenced above and paid to the appropriate tax authority, as permitted or required by law. (See Section
12). Eligible Participants should consult with their tax advisor to determine if additional taxes will be due. Depending on your personal tax situation, you may owe taxes on the consideration above and beyond the amounts withheld. Any failure to timely remit the proper amount of taxes may result in tax penalties, which will be your responsibility to pay.

      (3) Determine Type of Consideration:

            (a) Eligible Participants holding less than 1,000 Eligible Options must tender all of their Eligible Options for Exchange. They will be paid Cash Consideration promptly after the Offer Termination Date.

            (b) Eligible Participants holding 1,000 or more Eligible Options are not eligible to receive Cash Consideration. They will receive Stock Consideration promptly after the Offer Termination Date.

Example 1 (Cash Consideration): An employee holds two Eligible Options. The first Eligible Option entitles the employee to purchase up to 500 shares of our common stock at an exercise price of $80.00 per share. The second Eligible Option entitles the employee to purchase up to 400 shares of our common stock at an exercise price of $85.00 per share. The employee's payroll tax withholdings rate is 34%. Since the employee holds less than 1,000 Eligible Options in the aggregate, the employee must tender both Eligible Options. The Cash Consideration for the employee's Eligible Option will be $900 (900 shares multiplied by $1.00 per share). In exchange for the cancellation of the Eligible Options, the employee will receive $594 in cash ($900 less $306.00 in tax withholdings).

Example 2 (Restricted Stock): An employee holds two Eligible Options. The first Eligible Option entitles the employee to purchase up to 9,000 shares of our common stock, 3,000 of which are vested and 6,000 of which are unvested as of the Offer Termination Date, at an exercise price of $40.00 per share. The unvested shares vest annually at 3,000 shares per year, with the next vesting occurring on June 30, 2003. The second Eligible Option entitles the employee to purchase up to 8,000 shares of our common stock, 3,000 of which are vested and 5,000 of which are unvested as of the Offer Termination Date, at an exercise price of $80.00 per share. The employee elects to exchange 4,000 shares under the first Eligible Option and all 8,000 shares under the second Eligible Option.

      The Consideration for each Eligible Option is calculated as follows:

                     Number of
                     Eligible                           Restricted Stock
                      Options       Exercise Price       Exchange Ratio           Stock
                     Tendered       of the Eligible      (See Section 1)      Consideration
Eligible Options        (a)             Option                 (b)           (a divided by b)
----------------     ---------      ---------------     ----------------     ----------------
     9,000             4,000             $40.00                4.5                  889

     8,000             8,000             $80.00                6.0                1,333
                                                                                  -----
Aggregate shares of Restricted Stock
issuable upon exchange of Eligible Options:                                       2,222

      In exchange for the Restricted Stock, all 3,000 vested shares and 1,000 of the unvested shares under the first Eligible Option will be cancelled. The 1,000 unvested shares exchanged under the first Eligible Option would have vested on June 30, 2003 had they not been exchanged. The remaining 5,000 unvested shares not tendered under the first Eligible Option will vest in accordance with their original schedule. All outstanding shares under the second Eligible Option will be cancelled and exchanged for the Restricted Stock.

Example 3 (Restricted Stock; Tax withholdings required): An employee holds two Eligible Options. The first Eligible Option entitles the employee to purchase up to 9,000 shares of our common stock, 3,000 of which are vested and 6,000 of which are unvested as of the Offer Termination Date, at an exercise price of $40.00 per share. The unvested shares vest annually at 3,000 shares per year, with the next vesting occurring on June 30, 2003. The second Eligible Option entitles the employee to purchase up to 8,000 shares of our common stock, 3,000 of which are vested and 5,000 of which are unvested as of the Offer Termination Date, at an exercise price of $80.00 per share. The employee elects to exchange 4,000 shares under first Eligible Option and all 8,000 shares under the second Eligible Option. In addition, the employee files an election under Section 83(b) of the Internal Revenue Code (as described in Section 12). The employee's payroll tax withholdings rate is 30%. The closing price of our common stock as reported on the Nasdaq National Market on the Offer Termination Date is $10.00.

      The Consideration for each Eligible Option is calculated as follows:

                     Number of
                     Eligible                           Restricted Stock
                      Options       Exercise Price       Exchange Ratio           Stock
                     Tendered       of the Eligible      (See Section 1)      Consideration
Eligible Options        (a)             Option                 (b)           (a divided by b)
----------------     ---------      ---------------     ----------------     ----------------
     9,000             4,000             $40.00                4.5                  889

     8,000             8,000             $80.00                6.0                1,333
                                                                                  -----
Aggregate shares of Restricted Stock
issuable upon exchange of Eligible Options                                        2,222

      For an employee with a payroll tax withholding rate of 30%, the employee will be required to pay us $6,666, which is determined by the fair market value of the Restricted Stock on the Offer Termination Date, (2,222 shares multiplied by the $10.00 per share closing price of our common stock as reported on the Nasdaq National Market on the Offer Termination Date) multiplied by the employee's payroll tax withholding rate (30%).

      In exchange for the Restricted Stock, all 3,000 vested shares and 1,000 of the unvested shares under the first Eligible Option will be cancelled. The remaining 5,000 unvested shares not tendered under the first Eligible Option will vest in accordance with their original schedule. All outstanding shares under the second Eligible Option will be cancelled and exchanged for the Restricted Stock.

      If we receive and accept the election to exchange all Eligible Options outstanding as of March 21, 2003 held by Eligible Participants, we expect to grant in the aggregate, 56,405 shares of Restricted Stock and pay approximately $83,500 in cash in exchange for Eligible Options. (See Section 10 of this Offer to Exchange.) Such number of shares of Restricted Stock would equal approximately 0.4% of the total shares of our common stock outstanding as of March 21, 2003. We anticipate issuing the Restricted Stock pursuant to our 2000 Omnibus Incentive Compensation Plan.

      Terms of Restricted Stock. Shares of Restricted Stock issued as consideration for the cancellation of your Eligible Options will be issued pursuant to our 2000 Omnibus Incentive Compensation Plan. The issuance of Restricted Stock under this Offer will not create any contractual or other right of the recipients to receive any future grants of stock, stock options or benefits in lieu of stock options.

      The following description of our 2000 Omnibus Incentive Compensation Plan and the Restricted Stock is a summary and is not complete. Restricted Stock will be subject to the terms and conditions of the our 2000 Omnibus Incentive Compensation Plan under which it will be issued. Additional information about our 2000 Omnibus Incentive Compensation Plan may be found in the Form S-8 Registration Statement prepared in connection with the 2000 Omnibus Incentive Compensation Plan. Please contact the Exchange Plan Administrator by sending an email to exchangeplanadmin@pdi-inc.com to request copies of the 2000 Omnibus Incentive Compensation Plan. Copies will be provided promptly and at our expense.

      General. Our 2000 Omnibus Incentive Compensation Plan was adopted on May 5, 2000 and approved by our stockholders at the 2000 Annual Meeting of Stockholders. The terms of the 2000 Omnibus Incentive Compensation Plan permit us to issue common stock from the Plan. All shares of Restricted Stock issued to Eligible Participants will be issued under our 2000 Omnibus Incentive Compensation Plan.

      Administration. The Compensation Committee of the Board of Directors administers our 2000 Omnibus Incentive Compensation Plan. The Board of Directors has the authority to construe, interpret and amend the 2000 Omnibus Incentive Compensation Plan, provided, however, that certain amendments to our 2000 Omnibus Incentive Compensation Plan require the approval of our stockholders.

      PDI Common Stock. Please review the materials we have filed with the SEC, including the documents listed in Section 18, for information regarding the terms of our common stock and a description of PDI and its business and operations.

      Vesting of Restricted Stock. The Restricted Stock will vest in one lump sum on the third anniversary of the Offer Termination Date.

      Tax Consequences. You should refer to Section 12 of this Offer to Exchange for a discussion of the U.S. income tax consequences of the consideration and the Eligible Options, as well as the consequences of accepting or rejecting the consideration under this Offer. For all employees, we recommend that you consult with your tax advisor with respect to tax matters.

      Registration of Restricted Stock. All shares of common stock issuable upon exercise of stock options under the Participating Plans and the shares of Restricted Stock that may be issued hereunder, have been registered under the Securities Act of 1933, as amended (the "Securities Act"), on one or more Registration Statements on Form S-8 filed with the SEC.

SECTION 4. PROCEDURES FOR EXCHANGING ELIGIBLE OPTIONS.

      If you elect to participate in the Offer, our stock transfer agent will maintain a book entry, for the shares of the Restricted Stock in your name. Those shares will remain in a book entry form by our transfer agent until they are either: (i) forfeited; or (ii) fully vested. Your right to receive the share of Restricted Stock in exchange for your Eligible Options is contingent upon your execution and delivery to PDI of the Assignment Separate From Certificate attached to Exhibit 3 of this Offer to Exchange and all stock powers or other instruments of assignment deemed necessary or appropriate by us, which would permit transfer to PDI of all or a portion of those shares in the event such shares are forfeited in whole or in part. We will instruct our stock transfer agent to release the shares of Restricted Stock as soon as practicable after the shares become vested, subject to payment of the applicable withholding tax liability. If you die before your shares of Restricted Stock vest, we will transfer the shares of Restricted Stock to your beneficiary. If you failed to designate a beneficiary, we will distribute certificates for your Restricted Stock in accordance with your will or, if you did not have a will, the Restricted Stock will be distributed in accordance with the laws of descent and distribution. We will distribute certificates for any vested shares of your Restricted Stock no later than six months after your death.

Making Your Election.

If You Are an Eligible Participant on a Leave of Absence:

      An Election Form (in the form attached as Exhibit 1) for each Eligible Option will be mailed to you with this Offer to Exchange. Continue with the instructions set forth under "For All Eligible Participants" below.

For All Eligible Participants:

      Complete each Election Form by checking the appropriate box and signing at the bottom of the Election Form. You must complete and sign an Election Form for each Eligible Option, whether or not you elect to exchange such Eligible Option. Once completed and signed, fax each Election Form to the Exchange Plan Administrator at PDI at (201) 258-8410. Please keep a confirmation of receipt of your facsimile transmittal of your Election Forms for your record-keeping purposes. Within three (3) business days after we receive your Election Forms, you will receive an email confirmation evidencing such receipt. In the event that you do not receive an email confirmation that PDI has received your Election Forms, you must send a copy of your fax confirmation of receipt to evidence proper and timely submission of your Election Forms. If you have any questions about submitting your Election Forms, or do not receive confirmation of receipt, please send an email request to exchangeplanadmin@pdi-inc.com. Election Forms must be received before 5:00 p.m., Eastern Standard Time, Offer Termination Date. Election Forms not received by PDI by the Offer Termination Date, even if sent by the Offer Termination Date, will be disregarded. Please allow time for delivery when sending your Election Forms.

      You do not need to return the stock option agreements, if you have them, for your Eligible Options to effectively elect to accept the Offer, as they will be automatically cancelled if PDI accepts your Eligible Options for exchange. However, you will be required to return your stock option agreements upon PDI's request.

      If we extend the Offer beyond the April 30, 2003 Offer Termination Date, then you must sign and deliver the Election Forms before the extended Offer Termination Date. We may reject any Eligible Options to the extent that we determine the applicable Election Form is not properly completed or to the extent that we determine it would be unlawful to accept the Eligible Options. Although we may later extend, terminate or amend the Offer, we currently expect to accept all properly exchanged Eligible Options promptly following the deadline of 5:00 p.m., Eastern Standard Time, on April 30, 2003. If you do not sign and deliver your Election Forms before the Offer Termination Date, it will have the same effect as if you rejected the Offer.

      Determination of Validity; Rejection of Options; Waiver of Defects; No Obligation to Give Notice of Defects. We will determine, in our discretion, all questions as to the number of shares subject to Eligible Options and the validity, form, eligibility (including time of receipt) and acceptance of Election Forms and Notice of Change in Election Forms. Our determinations regarding these matters will be final and binding on all parties. We may reject any or all Election Forms, Notice of Change in Election Forms or exchanged Eligible Options to the extent that we determine they were not properly executed or delivered or to the extent that we determine it is unlawful to accept any of the Eligible Options that you elect to exchange. We may waive any or all of the conditions of the Offer for all Eligible Participants. We may waive any defect or irregularity in any Election Form or Notice of Change in Election Form with respect to any particular Eligible Option or any particular Eligible Participant. No Eligible Options will be accepted for exchange until all defects or irregularities have been cured by the Eligible Participants exchanging the Eligible Options or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities involved in the election to exchange any Eligible Options, and no one will be liable for failing to give notice of any such defects or irregularities.

      Our Acceptance Constitutes an Agreement. If you are not notified of a rejection and you receive notice of our acceptance for exchange and cancellation of all Eligible Options validly elected for exchange and not properly withdrawn, you may assume that your properly executed and delivered Election Form has been accepted. As soon as practicable, after we accept Eligible Options for exchange and cancellation, we will send each Eligible Participant who accepted the Offer an email confirming the Consideration that we will issue to the Eligible Participant. If you elect to exchange your Eligible Options according to the procedures described above, you will have accepted the Offer. Our acceptance of Eligible Options that are properly submitted and received for exchange will form a binding agreement between you and us on the terms and subject to the conditions of this Offer.

      Subject to our rights to extend, terminate, postpone and/or amend the Offer or to reject the Eligible Options you elect to exchange, we currently expect that we will accept promptly after the Offer Termination Date all properly and timely made elections to exchange Eligible Options that have not been validly withdrawn.

SECTION 5. CHANGE IN ELECTION.

      You may only change your election by following the procedures described in this Section 5.

      You may change your election at any time before 5:00 p.m., Eastern Standard Time, on April 30, 2003. If we extend the Offer beyond that time, you may change your election at any time until the extended Offer Termination Date. Additionally, you may withdraw any Eligible Options you elected to exchange if after forty (40) business days after the commencement of the Offer we have not accepted for exchange all Eligible Options you elected to exchange. The date of the fortieth (40th) business day is May 22, 2003.

      Please note you have been supplied with two different Notice of Change in Election Forms, one of which is to be used if you wish to reject the Offer after having accepted it and the other of which is to be used if you wish to accept the Offer after having rejected it. If you intend to change an election, it is important that you follow the procedures outlined below.

      To change your election, you must deliver a Notice of Change in Election Form, a copy of which is attached to this Offer to Exchange as Exhibit 2, to the Exchange Plan Administrator at PDI before 5:00 p.m., Eastern Standard Time, on the Offer Termination Date. The Notice of Change in Election Form must be sent via facsimile to (201) 258-8410. Please keep a confirmation of receipt of your facsimile transmittal of your Notice of Change in Election Forms for your record-keeping purposes. Within three (3) business days, you will receive an email confirmation that PDI has received your Notice of Change in Election Forms. In the event that you do not receive an email confirmation that PDI has received your Notice of Change in Election Forms, you must send a copy of your fax confirmation of receipt to evidence proper and timely submission of your Notice of Change in Election Forms.

Notice of Change in Election Forms must be received before 5:00 p.m., Eastern Standard Time on the Offer Termination Date.

      Notice of Change in Election Forms not received by PDI by the Offer Termination Date, even if sent by the Offer Termination Date, will be disregarded. Please allow time for delivery when sending your Notice of Change in Election Forms. The Notice of Change in Election Form must be signed by you, have your name on it, and must clearly indicate whether you elect to accept or reject the Offer. Please note that if you previously elected to reject the Offer and wish to change your election and accept the Offer, you must also fill out and deliver a new Election Form along with the Notice of Change in Election. You may change your election more than once. The Notice of Change in Election Form and new Election Form (if applicable) may be sent via the process described above.

      Neither we nor any other person is obligated to give notice of any defects or irregularities in any Notice of Change in Election Form, and no one will be liable for failing to give notice of any defects or irregularities. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of Notice of Change in Election Forms. Our determinations regarding these matters will be final and binding.

SECTION 6. ACCEPTANCE OF OPTIONS FOR EXCHANGE AND CANCELLATION AND ISSUANCE OF
           CONSIDERATION.

      On the terms and subject to the conditions of this Offer and promptly following the Offer Termination Date, we expect to accept for exchange and cancellation all Eligible Options properly elected for exchange and cancellation and not validly withdrawn before the Offer Termination Date. Promptly after the Offer Termination Date, we will deliver the consideration to Eligible Participants.

      We will give you notice of our acceptance for exchange and cancellation of Eligible Options validly elected for exchange and cancellation and not properly withdrawn as of the Offer Termination Date. We will notify you on or prior to the Offer Termination Date, or as soon as possible thereafter, if we reject your election. If you are not notified of a rejection and you receive notice of our acceptance for exchange and cancellation of Eligible Options, you may assume that your properly executed and delivered Election Forms have been accepted. After we accept Eligible Options for exchange and cancellation, we will send each Eligible Participant who accepted the Offer an email confirming the consideration that we will issue to the Eligible Participant.

SECTION 7. CONDITIONS OF THE OFFER.

      Notwithstanding any other provision of the Offer, we will not be required to accept any Eligible Options that you elect to exchange, and we may terminate or amend the Offer, or postpone our acceptance of any Eligible Options that you elect to exchange, in each case if at any time on or after March 31, 2003 and on or before the Offer Termination Date, we determine that any event has occurred that, in our reasonable judgment, materially impairs the contemplated benefits of the Offer to us and thus makes it inadvisable for us to proceed with the Offer or to accept the Eligible Options that you elect to exchange. The conditions are as follows:

      o if we are required by the Securities and Exchange Commission or other regulatory agency to extend the Offer Termination Date beyond April 30, 2003;

      o if any action or proceeding is threatened, pending or taken, or any approval is withheld, by any court or any government agency, authority, or tribunal, or any other person, domestic or foreign, which action or withholding, in our reasonable judgment, would or might directly or indirectly:

            (a) challenge the making of the Offer or make it illegal for us to accept some or all of the Eligible Options or to issue some or all of the consideration or otherwise restrict or prohibit consummation of the Offer or otherwise relate to the Offer;

            (b) delay or restrict our ability, or render us unable, to accept the Eligible Options for exchange and cancellation or to issue the consideration for some or all of the Eligible Options elected for exchange;

            (c) materially impair our ability to provide employees with compensation by decreasing the value of the consideration or otherwise; or

            (d) the following change or changes occur in our business, condition (financial or other), assets, income, operations, prospects or stock ownership and, in our reasonable judgment, is or may be materially adverse to us.

      o if regulatory or legal actions or interpretations would cause the Offer to have adverse accounting consequences to us;

      o     if there is:

            (a) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market; or

            (b) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory;

      o if another person publicly makes or proposes a tender or exchange offer for some or all of our common stock, or an offer to merge with or acquire us, or we learn that:

            (a) any person, entity or "group," within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), has acquired or proposed to acquire beneficial ownership of more than five percent (5%) of the outstanding shares of our common stock, or any new group shall have been formed that beneficially owns more than five percent (5%) of the outstanding shares of our common stock, other than any such person, entity or group that has filed a Schedule 13D or
                  Schedule 13G with the SEC before March 25, 2003; or

            (b) any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 disclosing or made a public announcement that it intends to acquire us or any of our assets or securities; or

      o the following change or changes occur in our business, condition (financial or other), assets, income, operations, prospects or stock ownership and, in our reasonable judgment, is or may be materially adverse to us:

            (a) litigation or other proceedings instituted against us or our subsidiaries, or any of our officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental or legislative body, domestic or foreign, in which an unfavorable ruling, decision, action, order, decree or finding resulting from such litigation or proceeding would materially and adversely affect PDI;

            (b) a material loss or interference with our business or properties from fire, explosion, earthquake, flood or other casualty, whether or not covered by insurance, or from any labor dispute;

            (c) a substantial decline or increase in our stock price or significant volatility in the market price of our stock resulting from any number of factors including, fluctuations in our operating results, announcements of technological innovations or new products, developments in proprietary rights, or general market conditions; or

            (d) a material change in the prospects for our business resulting from any number of factors including, fluctuations in our operating results, general market conditions, a material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States.

      The conditions to the Offer are for our benefit. We may assert the conditions to the Offer in our discretion before the Offer Termination Date and we may waive the conditions to the Offer in accordance with applicable law, at any time and from time to time before the Offer Termination Date, whether or not we waive any other condition to the Offer. Should we decide to waive any of the conditions to the Offer, we must do so before 5:00 p.m., Eastern Standard Time, on the Offer Termination Date.

      Our failure to exercise any of these rights is not a waiver of any of these rights. The waiver of any of these rights with respect to particular facts and circumstances is not a waiver with respect to any other facts and circumstances. However, once we choose to waive a particular right, we may not reassert that particular right again in this Offer. Any determination we make concerning the events described in this Section 7 will be final and binding on all Eligible Participants.

      We currently expect that we will accept promptly after the Offer Termination Date all Eligible Options that are properly submitted to be exchanged and have not been validly withdrawn prior to the Offer Termination Date.

      The Offer is not conditioned upon any financing arrangement or financing plan.

SECTION 8. PRICE RANGE OF COMMON STOCK.

      There is no established trading market for the Eligible Options. The securities underlying the Eligible Options are shares of our common stock, which are quoted on the Nasdaq National Market under the symbol "PDII." The following table shows, for the periods indicated, the high and low closing prices per share of our common stock as reported on the Nasdaq National Market.

                   Quarter ended                      High ($)       Low ($)
----------------------------------------------------  --------       -------

2003
         First quarter (through March 25, 2003).....   12.650         7.100
2002
         First quarter..............................   22.410        13.300
         Second quarter.............................   20.000        14.130
         Third Quarter..............................   14.900         4.070
         Fourth Quarter.............................   10.790         3.040
2001
         First quarter..............................  106.375        50.688
         Second quarter.............................   96.530        57.500
         Third quarter..............................   88.050        22.780
         Fourth quarter.............................   33.330        16.580

      As of March 25, 2003, the last reported sale price of our common stock, as reported on the Nasdaq National Market, was $8.25 per share.

      Our policy has been to reinvest earnings to fund future growth and accordingly, we have never paid cash dividends on our common stock and do not expect to pay any dividends in the foreseeable future.

      If the price of our common stock increases above the exercise price of your Eligible Options during the term of your Eligible Options, the value of the consideration may be less than the aggregate value of the common stock you would have received upon exercise of your Eligible Options. Therefore we cannot guarantee that the value of the consideration will be higher than what you would receive if you do not exchange your Eligible Options. Further, we cannot guarantee that the value of the shares of Restricted Stock at the time they vest will be higher than or equal to the value of the Restricted Stock at the time you receive it. We recommend that you obtain current market quotations for our common stock before deciding whether to elect to exchange your Eligible Options.

SECTION 9. INTERESTS OF DIRECTORS AND OFFICERS; TRANSACTIONS AND ARRANGEMENTS
           INVOLVING THE OPTIONS.

      The directors and executive officers of PDI and their positions and offices as of March 25, 2003 are set forth in the following table:

         Name                 Age                           Position(s) Held With PDI
------------------------      ---       ------------------------------------------------------------
John P. Dugan                  67       Chairman of the board of directors and director of strategic planning
Charles T. Saldarini           39       Chief executive officer and vice chairman of the board of
                                        directors
Steven K. Budd                 46       President and chief operating officer
Bernard C. Boyle               58       Chief financial officer, executive vice president, secretary and treasurer
Stephen Cotugno                43       Executive vice president-- corporate development and investor relations
Lloyd X. Fishman               50       Executive vice president and general manager-- PDI medical devices and diagnostics
Robert R. Higgins              60       Executive vice president and general manager -- sales and
                                        marketing services group
Beth R. Jacobson               42       Executive vice president and general counsel
Leonard Mormando               63       Executive vice president-- corporate operations support
Deborah Schnell                48       Executive vice president-- business development
Christopher Tama               44       Executive vice president and general manager -- PDI
                                        pharmaceutical products group
Larry Ellberger (1)            55       Director
John C. Federspiel (1)         49       Director
Gerald J. Mossinghoff          67       Director
John M. Pietruski (1)(2)       70       Director
Frank J. Ryan (2)              63       Director
Jan Martens Vecsi (2)          59       Director

----------
(1)   Member of audit committee.

(2)   Member of compensation committee.

      The address of each director and executive officer is c/o PDI, Inc., 10 Mountainview Road, Upper Saddle River, New Jersey 07458.

      The biographies for our directors and executive officers are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the SEC on March 11, 2003, and incorporated by reference herein.

      As of March 25, 2003, our executive officers and non-employee directors (17 persons) as a group held outstanding stock options to purchase a total of 536,494 shares of our common stock under the Participating Plans. This represented approximately 40.8% of the shares subject to all outstanding stock options under the Participating Plans, as of that date. Executive officers as a group, hold stock options to purchase 5,000 shares of our common stock that are eligible for exchange pursuant to the Offer. Members of our Board of Directors and a designated group of senior executives (comprised of Charles T. Saldarini, Steven K. Budd, Bernard C. Boyle, Christopher Tama, Stephen Cotugno, Robert Higgins and Deborah Schnell) are not eligible to participate in the Offer.

      To the best of our knowledge, none of , our directors, our executive officers or the affiliates of any of our directors or executive officers have engaged in any transaction that involved options to purchase our common stock or involved a purchase of our common stock during the 60 days prior to this Offer to Exchange.

      There is no agreement, arrangement or understanding, other than outstanding options, between us or, to the best of our knowledge, any of our directors or executive officers, and any other person for the purchase or acquisition from us of any of our securities.

SECTION 10. ACCOUNTING CONSEQUENCES OF THE OFFER; STATUS OF OPTIONS EXCHANGED IN
            THE OFFER.

      The aggregate value of the Stock Consideration, which is based on the fair market value of our common stock on the Offer Termination Date, issued in exchange for Eligible Options will be treated for financial reporting purposes as non-cash compensation expense and amortized over the three year vesting period. Assuming that all Eligible Options subject to the Offer are tendered and that the fair market value of our common stock on the Offer Termination Date is $9.00 per share, the aggregate non-cash expense would be approximately $508,000. The total Cash Consideration paid for Eligible Options will be treated for financial reporting purposes as cash compensation expense during the quarter ending June 30, 2003. Assuming that all Eligible Options subject to the offer are tendered, the cash expense would be approximately $83,500. If less than all of the outstanding Eligible Options are exchanged in this Offer (i.e., if the offer is not accepted for certain Eligible Options), then the Eligible Options that were not exchanged will thereafter be treated for financial reporting purposes as variable awards until exercised, cancelled or forfeited.

      The Eligible Options that have been granted under the Participating Plans and that we acquire in this Offer will be cancelled and the shares of common stock underlying those Eligible Options will be returned to the pool of shares available for grants of new awards or options under the Participating Plans. We expect that the Cash Consideration will be paid, and the Stock Consideration will be issued, promptly after the Offer Termination Date.

SECTION 11. LEGAL MATTERS; REGULATORY APPROVALS.

      We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by the Offer, or of any approval or other action by any government or regulatory authority or agency that is required for completion of the Offer, other than filing of a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission. If any other approval or action should be required, we presently intend to seek the approval or take the action. This could require us to delay the acceptance of any Eligible Options that you elect to exchange. We cannot assure you that we would be able to obtain any required approval or take any other required action. Our failure to obtain any required approval or take any required action might result in harm to our business or delay in the Offer. Our obligation under the Offer to accept exchanged Eligible Options and to issue the Consideration is subject to conditions, including the conditions described in Section 7 above.

SECTION 12. MATERIAL U.S. FEDERAL INCOME/WITHHOLDING TAX CONSEQUENCES

      The following is a general summary of the material U.S. federal income tax and withholding tax consequences for U.S. citizens and residents only of the exchange of Eligible Options for Restricted Stock pursuant to the Offer. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, Treasury Regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change (possibly on a retroactive basis). This summary does not discuss all the tax consequences that may be relevant to you in light of your particular circumstances and it is not intended to be applicable in all respects to all categories of Eligible Participants.

      YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN THIS OFFER AND FILING AN ELECTION UNDER SECTION 83(B) OF THE INTERNAL REVENUE CODE, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

      General. There are no immediate tax consequences of receiving Restricted Stock in exchange for your Eligible Options, unless you make an election under
Section 83(b) of the Internal Revenue Code (see below). If you do not make a
Section 83(b) election, on the vesting date of the shares of Restricted Stock, you will be required to recognize ordinary income in an amount equal to the fair market value of the shares of Restricted Stock then vesting, determined on such vesting date. All taxes that must be withheld with respect to that income will be due to PDI immediately and will be funded as described below.

      Section 83(b) Election. If you choose to make an election under Section 83(b) of the Internal Revenue Code, (i) the election must be filed with the Internal Revenue Service (at the office where you file your federal income tax return) within 30 days of the Offer Termination Date; (ii) a copy of the election must be attached to the federal income tax return for the year ending December 31, 2003; and (iii) a copy of the election must be provided to our General Counsel by facsimile, mail or courier delivery. If you make a Section 83(b) election, you will be required to recognize ordinary income at the time of the exchange in an amount equal to the fair market value on the Offer Termination Date of all of the shares of Restricted Stock you receive in the Offer, and you will be required to pay all applicable taxes at that time by submitting the appropriate amount to us in cash. If after you make a Section 83(b) election, any of your shares of Restricted Stock are forfeited, i.e., you leave PDI before the shares are fully vested, you are not entitled to a deduction for the loss associated with the forfeited shares, nor are you entitled to a refund of the taxes you already paid with respect to those shares. However, if you make a Section 83(b) election, any appreciation in value between the transfer of Restricted Stock to you in exchange for Eligible Options on the Offer Termination Date and the lapse of the restrictions on (vesting of) your restricted shares is no longer potential ordinary (compensation) income to you. Instead, if you hold the Restricted Stock until after the shares vest (assuming you remain employed by us and the shares are not forfeited) and subsequently sell at a gain the shares of common stock released to you upon vesting, the gain will be taxed as capital gain as opposed to ordinary income. If the shares have been held for more than one year, measured from the Offer Termination Date if you have made and filed a Section 83(b) election, the capital gain will be subject to long-term capital gain tax rates.

      Withholding Taxes. At the time you recognize ordinary income (either upon vesting or if you make an election under Section 83(b) of the Internal Revenue Code upon grant), we will have a withholding tax obligation, much like the obligation that arises when we pay you your salary or a bonus. This ordinary income will be reflected on your year-end W-2. If you make a Section 83(b) election you must pay over to us in cash, check or money order the amount of the withholding taxes at the time you make such election. If we receive a copy of your Section 83(b) election without a payment for the required withholding taxes, we will demand payment and if we do not receive prompt payment, we will withhold the required taxes from the other compensation you are owed from PDI. If you do not make a Section 83(b) election, we will have an obligation to withhold taxes when your Restricted Stock vests. Unless we approve other arrangements, you must either deliver to us a check or money order in the amount of the required withholding amount on the vesting date. In the event of any shortfall, we will withhold the remaining required withholding amount from your salary or bonus.

SECTION 13. EXTENSION OF OFFER; TERMINATION; AMENDMENT.

      We may at any time and from time to time, extend the period of time during which the Offer is open and delay accepting any Eligible Options surrendered or exchanged by publicly announcing the extension and giving oral or written notice of the extension to the option holders.

      Prior to the expiration date of the Offer, we may postpone our decision of whether or not to accept and cancel any Eligible Options in our discretion. In order to postpone accepting or canceling, we must publicly announce the postponement and give oral or written notice of the postponement to the option holders. Our right to delay accepting and canceling Eligible Options is limited by Rule 13e-4(f)(5) under the Securities Exchange Act, which requires that we must pay the consideration offered or return the surrendered stock options promptly after we terminate or withdraw the Offer.

      Prior to the Offer Termination Date, we may terminate the Offer if any of the conditions described in Section 7 occurs. In such event, any tendered Eligible Options will continue to be held by the tendering option holder as if no tender had occurred.

      As long as we comply with any applicable laws, we reserve the right, in our sole discretion, to amend the Offer in any way, including decreasing or increasing the consideration offered in the Offer to option holders or by changing the number or type of stock options eligible to be exchanged in the Offer.

      We may amend the Offer at any time by publicly announcing the amendment. If we extend the length of time during which the Offer is open, the amendment must be issued no later than 9:00 a.m., Eastern Time, on the next business day after the last previously scheduled or announced expiration date. Any public announcement relating to the Offer will be made by issuing a press release.

      If we materially change the terms of the Offer or the information about the Offer, or if we waive a material condition of the Offer, we will extend the Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Securities Exchange Act. Under these rules, the minimum period an offer must remain open following material changes in the terms of the Offer or information about the Offer, other than a change in price or a change in percentage of securities sought, will depend on the facts and circumstances. If we decide to take any of the following actions, we will publish notice of the action:

      o increase or decrease what we will give you in exchange for your Eligible Options; or

      o change the number or type of stock options eligible to be exchanged in the Offer.

      If the Offer is scheduled to expire within ten business days from the date we notify you of such an increase, decrease or change, we will also extend the Offer for a period of at least ten business days after the date the notice is published.

SECTION 14. FEES AND EXPENSES.

      We will not pay any fees or commissions to any broker, dealer or other person asking holders of Eligible Options to exchange such options pursuant to this Offer, nor will we pay any fees or commissions to any third party with respect to the subsequent sale of Restricted Stock.

SECTION 15. INFORMATION ABOUT PDI.

      General. Our principal executive offices are located at 10 Mountainview Road, Upper Saddle River, New Jersey 07458 and our telephone number is (201) 258-8450. Our Web site address is www.pdi-inc.com. The information on our Web site is not a part of this Offer.

      PDI is an innovative sales and marketing company serving the pharmaceutical, biotech, and medical devices and diagnostics industries. Information concerning our business, including our background, strategy, collaborative efforts, competition, intellectual property and employees included in our Annual Report on Form 10-K for the year ended December 31, 2002 is incorporated by reference herein and may be inspected at, and copies may be obtained from, the places and in the manner described in Section 17 - "Additional Information."

      Financial. The following selected financial data is derived from our consolidated financial statements, as filed with the SEC. The selected financial data should be read in conjunction with the consolidated financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended December 31, 2002, filed with the SEC on March 11, 2003.

Statement of operations data:

                                                                                          Years Ended December 31,
                                                                          ------------------------------------------------------
                                                                             2002        2001       2000       1999       1998
                                                                          ---------    --------   --------   --------   --------
                                                                                   (In thousands, except per share data)
Revenue
   Service, net .......................................................   $ 277,575    $281,269   $315,867   $174,902   $119,421
   Product, net .......................................................       6,438     415,314    101,008         --         --
                                                                          ---------    --------   --------   --------   --------
     Total revenue, net ...............................................     284,013     696,583    416,875    174,902    119,421
                                                                          ---------    --------   --------   --------   --------

Cost of goods and services
   Program expenses ...................................................     254,140     232,171    235,355    130,121     87,840
   Cost of goods sold .................................................          --     328,629     68,997         --         --
                                                                          ---------    --------   --------   --------   --------
     Total cost of goods and services .................................     254,140     560,800    304,352    130,121     87,840
                                                                          ---------    --------   --------   --------   --------

Gross profit ..........................................................      29,873     135,783    112,523     44,781     31,581

Operating expenses
   Compensation expense ...............................................      32,670      39,263     32,820     19,611     15,779
   Other selling, general and administrative expenses .................      44,163      83,815     38,827      9,448      6,546
   Restructuring and other related expenses ...........................       3,215          --         --         --         --
   Acquisition and related expenses ...................................          --          --         --      1,246         --
                                                                          ---------    --------   --------   --------   --------
    Total operating expenses ..........................................      80,048     123,078     71,647     30,305     22,325
                                                                          ---------    --------   --------   --------   --------
Operating (loss) income ...............................................     (50,175)     12,705     40,876     14,476      9,256
Other income, net .....................................................       1,967       2,275      4,864      3,471      2,273
                                                                          ---------    --------   --------   --------   --------
(Loss) income before (benefit) provision for income taxes .............     (48,208)     14,980     45,740     17,947     11,529
(Benefit) provision for income taxes ..................................     (17,447)      8,626     18,712      7,539      1,691
                                                                          ---------    --------   --------   --------   --------
Net (loss) income .....................................................   $ (30,761)   $  6,354   $ 27,028   $ 10,408   $  9,838
                                                                          =========    ========   ========   ========   ========

Basic net (loss) income per share(1) ..................................   $   (2.19)   $   0.46   $   2.00   $   0.87   $   0.92
                                                                          =========    ========   ========   ========   ========
Diluted net (loss) income per share(1) ................................   $   (2.19)   $   0.45   $   1.96   $   0.86   $   0.91
                                                                          =========    ========   ========   ========   ========
Basic weighted average number of shares outstanding(1) ................      14,033      13,886     13,503     11,958     10,684
                                                                          =========    ========   ========   ========   ========
Diluted weighted average number of shares outstanding(1) ..............      14,033      14,113     13,773     12,167     10,814
                                                                          =========    ========   ========   ========   ========

                                                                                          Years Ended December 31,
                                                                          ------------------------------------------------------
                                                                                                               1999       1998
                                                                                                             --------   --------
                                                                                   (In thousands, except per share data)
Pro forma data (unaudited)
Income before provision for income taxes ..............................                                      $ 17,947   $ 11,529
Pro forma provision for income taxes (2) ..............................                                         7,677      4,611
                                                                                                             --------   --------
Pro forma net income (2) ..............................................                                      $ 10,270   $  6,918
                                                                                                             ========   ========
Pro forma basic net income per share (2) ..............................                                      $   0.86   $   0.65
                                                                                                             ========   ========
Pro forma diluted net income per share (2) ............................                                      $   0.84   $   0.64
                                                                                                             ========   ========
Basic weighted average number of shares outstanding (1) ...............                                        11,958     10,684
                                                                                                             ========   ========
Pro forma diluted weighted average number of shares outstanding (1) ...                                        12,167     10,814
                                                                                                             ========   ========

Balance sheet data:

                                                As of December 31,
                               ---------------------------------------------------
                                 2002       2001       2000       1999       1998
                               --------   --------   --------   --------   -------
                                                  (in thousands)
Cash and cash equivalents ..   $ 66,827   $160,043   $109,000   $ 57,787   $56,989
Working capital ............     81,854    113,685    120,720     53,144    47,048
Total assets ...............    190,939    302,671    270,225    102,960    77,390
Total long-term debt .......         --         --         --         --        --
Stockholders' equity .......    123,211    150,935    138,110     60,820    50,365

----------
(1) See Note 10 to our audited consolidated financial statements included in our Annual Report on form 10-K for the year ended December 31, 2002, filed with the SEC on March 11, 2003, for a description of the computation of basic and diluted weighted average number of shares outstanding.

(2) Prior to our initial public offering (IPO), we were an S corporation and had not been subject to Federal or New Jersey corporate income taxes, other than a New Jersey state corporate income tax of approximately 2%. In addition, TVG, a 1999 acquisition accounted for as a pooling of interest, was also taxed as an S corporation from January 1997 to May 1999. Pro forma provision for income taxes, pro forma net income and basic and diluted net income per share for 1999 and 1998 reflect a provision for income taxes as if we and TVG had been taxed at the statutory tax rates in effect for C corporations for all periods.

      The financial information included in our Annual Report on Form 10-K for the year ended December 31, 2002 is incorporated by reference herein and may be inspected at, and copies may be obtained from, the places and in the manner described in Section 17.

SECTION 16. RISK FACTORS

      In addition to those risks discussed in this Offer to Exchange, information concerning risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2002 is incorporated by reference herein. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the risks actually occur, our business could be harmed. In that event, the trading price of our common stock could decline.

      Our common stock is listed for quotation on the Nasdaq National Market System.

SECTION 17. ADDITIONAL INFORMATION

      We have filed with the Securities Exchange Commission a Tender Offer Statement on Schedule TO, of which this Offer to Exchange is a part, with respect to the Offer. This Offer does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following other materials that we have filed with the SEC before making a decision on whether to accept the Offer:

      (1) Our Annual Report on Form 10-K for the year ended December 31, 2002, filed on March 11, 2003, including all material incorporated by reference therein;

      (2) Our Definitive Proxy on Schedule 14A, filed on April 30, 2002;

      (3) All other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2002, including all materials incorporated by reference therein; and

      (4) The description of the common stock contained in our Registration Statements on Form 8-A.

      The SEC file number for these filings is 000-24249. You can receive copies of these filings and other information, at prescribed rates, from the SEC by addressing written requests to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, you can read such reports, proxy and the Schedule TO, and other information at the public reference facilities at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains a web site that contains reports, proxy and the Schedule TO, and other information regarding registrants such as PDI that file electronically with the SEC. The address of the SEC web site is http://www.sec.gov .

      We will also provide without charge to each person to whom we deliver a copy of this Offer to Exchange, upon his or her written or oral request, a copy of any or all of the documents to which we have referred you, other than exhibits to these documents (unless the exhibits are specifically incorporated by reference into the documents). Requests should be directed to:

                           Exchange Plan Administrator
                                    PDI, Inc.
                              10 Mountainview Road
                      Upper Saddle River, New Jersey 07458

or by telephoning us at (201) 258-8477 between 9:00 a.m. and 5:00 p.m., Eastern Standard Time.

      As you read the documents listed in this Section 17, you may find some inconsistencies in information from one document to another. Should you find inconsistencies between the documents, or between a document and this Offer to Exchange, you should rely on the statements made in the most recent document.

      The information contained in this Offer to Exchange about PDI should be read together with the information contained in the documents to which we have referred you.

SECTION 18. FORWARD LOOKING STATEMENTS; MISCELLANEOUS.

      This Offer to Exchange and our SEC reports referred to above include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. However, the safe harbors of Section 27A of the Securities Act and 21E of the Exchange Act do not apply to statements made in connection with this Offer. These forward-looking statements involve risks and uncertainties that include, among others, those referred to in Section
16. More information about factors that potentially could affect our financial results is included in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2002.

      We are not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If at any time we become aware of any jurisdiction where the making of this Offer violates the law, we will make a good faith effort to comply with the law. If, after a good faith effort, we cannot comply with the law, the Offer will not be made to, nor will exchanges be accepted from or on behalf of, the Eligible Participants residing in that jurisdiction.

      The Board of Directors recognizes that the decision to accept or reject this Offer is an individual one that should be based on a variety of factors and you should consult your personal advisors if you have questions about your financial or tax situation. The information about this Offer from PDI is limited to this Offer to Exchange.

March 31, 2003

                                        PDI, INC.

                                   EXHIBIT 1-A

                                  ELECTION FORM
                          Exchange of Options for Cash

                  (Note: You are only eligible to use this form if you own less than 1,000 Eligible Options)

[Employee Name]
[Employee Address]
Grant Summary

                              Expiration    Shares       Shares         Shares
Grant Date   Exercise Price      Date      Granted    Outstanding    Exercisable
----------   --------------   ----------   -------    -----------    -----------




      I have received the Offer to Exchange relating to PDI, Inc.'s ("PDI") offer to exchange certain options held by its employees. I understand that "Eligible Options" are only those options with an exercise price equal to or greater than $30 per share, and that the Offer is only available to employees who qualify as "Eligible Participants" and who remain "Eligible Participants" through the close of the Offer. I further understand that if (a) this Election Form relates to an option that is not an "Eligible Option" or (b) the number listed under "Shares Outstanding" above is zero, PDI will disregard this Election Form and no options will be exchanged under this Election Form.

      Acceptance of Offer

|_| I hereby elect to cancel the full number of shares outstanding under the Eligible Options listed above according to the terms and conditions stated in the Offer to Exchange.

      Rejection of Offer

|_| I do not accept the offer to exchange the Eligible Options listed above. I understand that I will not receive any consideration for my Eligible Options and my Eligible Options will continue on there current terms as described in the Offer to Exchange.

      I hereby agree that, unless I revoke my election before 5:00 p.m. Eastern Standard Time on April 30, 2003 (or a later expiration date if PDI extends the Offer), my election will be irrevocable, and if accepted by PDI, my surrendered Eligible Options will be cancelled in their entirety on or after such date. I understand that the consideration for the cancellation of my Eligible Option(s) will be in the form of a cash payment, less applicable tax withholding, and that I will receive payment after April 30, 2003.

      I further understand and agree that the tender of the Eligible Options listed above will be for the full number of shares outstanding thereunder.

      I acknowledge and agree that neither the ability to participate in the Offer nor actual participation in the Offer shall be construed as a right to continued employment with PDI or my employer (except on an at-will basis, unless otherwise required by local law). I agree that PDI has made no representations or warranties to me regarding the Offer or the future pricing of PDI stock, and that my participation in the Offer is at my own discretion.

      I AGREE THAT PDI SHALL NOT BE LIABLE FOR ANY COSTS, TAXES, LOSS OR DAMAGE THAT I MAY INCUR THROUGH MY ELECTION TO PARTICIPATE IN THIS OFFER.

Optionee Signature: _____________________________     Date: ____________________
e-mail address: __________________________

PLEASE FAX YOUR SIGNED AND COMPLETED ELECTION FORM TO (201) 258-8410 BY NO LATER THAN 5:00 P.M., EASTERN STANDARD TIME ON APRIL 30, 2003 (OR A LATER EXPIRATION DATE IF PDI EXTENDS THE OFFER).

                                   EXHIBIT 1-B

                                  ELECTION FORM
                    Exchange of Options for Restricted Stock

              (Note: You are only eligible to use this form if you
             own, in the aggregate, 1,000 or more Eligible Options)

[Employee Name]
[Employee Address]
Grant Summary

                                                                                                             Partial Tender
   Grant         Exercise      Expiration       Shares          Shares           Shares          Full          (Number of
   Date           Price           Date          Granted      Outstanding      Exercisable       Tender           Shares)
   -----         --------      ----------       -------      -----------      -----------       ------       --------------
                                                                                                  |_|        |_|  (________)
                                                                                                  |_|        |_|  (________)

      I have received the Offer to Exchange relating to PDI, Inc.'s ("PDI") offer to exchange certain options held by its employees. I understand that "Eligible Options" are only those options with an exercise price equal to or greater than $30 per share, and that the Offer is only available to employees who qualify as "Eligible Participants" and who remain "Eligible Participants" through the close of the Offer. I further understand that if (a) this Election Form relates to an option that is not an "Eligible Option" or (b) the number listed under "Shares Outstanding" above is zero, PDI will disregard this Election Form and no options will be exchanged under this Election Form.

      Acceptance of Offer

|_| I hereby elect to cancel the full number of shares outstanding under the Eligible Options listed above according to the terms and conditions stated in the Offer to Exchange.

      Rejection of Offer

|_| I do not accept the offer to exchange the Eligible Options listed above. I understand that I will not receive any consideration for my Eligible Options and my Eligible Options will continue on their current terms as described in the Offer to Exchange.

      Partial Exchange

|_| I hereby elect to cancel the number of shares outstanding under the Eligible Options set forth below after "Partial Tender of Eligible Option." If the share amount elected below is not in a 500-share increment, I understand that you will reduce my election down to the nearest 500-share increment.

  Partial Tender of Eligible Option: _________   (number of shares tendered)

      I hereby agree that, unless I revoke my election before 5:00 p.m. Eastern Standard Time on April 30, 2003 (or a later expiration date if PDI extends the Offer), my election will be irrevocable, and if accepted by PDI, my surrendered Eligible Options will be cancelled in their entirety on or after such date. I understand that the consideration for the cancellation of my Eligible Option(s) will be in the form of Restricted Stock, with the number of shares of Restricted Stock that I will receive determined in accordance with the exchange ratios set forth in the Offer to Exchange. I further understand that the Restricted Stock will be evidenced by a Restricted Stock Award agreement which I will receive after April 30, 2003.

      I acknowledge and agree that, by accepting the Offer, I have agreed to all of the terms applicable to me in Exhibit 3 to the Offer to Exchange - "Form of Restricted Stock Award."

      I acknowledge and agree that neither the ability to participate in the Offer nor actual participation in the Offer shall be construed as a right to continued employment with PDI or my employer (except on an at-will basis, unless otherwise required by local law). I agree that PDI has made no representations or warranties to me regarding the Offer or the future pricing of PDI stock, and that my participation in the Offer is at my own discretion.

      I AGREE THAT PDI SHALL NOT BE LIABLE FOR ANY COSTS, TAXES, LOSS OR DAMAGE THAT I MAY INCUR THROUGH MY ELECTION TO PARTICIPATE IN THIS OFFER.

Optionee Signature: _____________________________     Date: ____________________
e-mail address: __________________________

PLEASE FAX YOUR SIGNED AND COMPLETED ELECTION FORM TO (201) 258-8410 BY NO LATER THAN 5:00 P.M., EASTERN STANDARD TIME ON APRIL 30, 2003 (OR A LATER EXPIRATION DATE IF PDI EXTENDS THE OFFER).

                                   EXHIBIT 2-A

               NOTICE OF CHANGE IN ELECTION FROM REJECT TO ACCEPT

      If you previously elected to reject PDI, Inc.'s ("PDI") offer to exchange certain options held by its employees, and you would like to change your election and accept the Offer, you must sign this Notice and a new Election Form and send both to PDI via facsimile at (201) 258-8410 before 5:00 p.m., Eastern Standard Time, on April 30, 2003, unless the Offer is extended. If you have questions regarding the process for returning this Notice, please send an email to exchangeplanadmin@pdi-inc.com.

To PDI:

      I previously received a copy of the Offer to Exchange (dated March 31, 2003), including all of its attachments, the cover letter and an Election Form. I signed and returned the Election Form, in which I elected to reject PDI's offer to exchange one or more of my Eligible Options. I now wish to change that election, and accept PDI's offer to exchange one or more of my Eligible Options. I understand that by signing this Notice and a new Election Form and delivering both forms pursuant to the instructions above, I will be able to withdraw my rejection of the Offer and accept the Offer instead.

      I understand that in order to accept the Offer, I must sign and deliver this Notice and a new Election Form to PDI via facsimile at (201) 258-8410 before 5:00 p.m., Eastern Standard Time, on April 30, 2003, or if PDI extends the deadline to exchange options, before the extended expiration of the Offer.

      I have completed and signed the following exactly as my name appears on my original Election Form. By executing this form, I hereby bind my successors, assigns and legal representatives.

      I accept the Offer to exchange Eligible Options as indicated in the Election Form completed as of the date hereof and attached hereto.

Optionee Signature __________________________         Date _____________________

Name (Please print) _________________________

Email Address _________________________

                                   EXHIBIT 2-B

               NOTICE OF CHANGE IN ELECTION FROM ACCEPT TO REJECT

      If you previously elected to accept PDI, Inc.'s ("PDI") offer to exchange certain options held by its employees, and you would like to change your election and reject the Offer, you must sign this Notice and send it to PDI via facsimile at (201) 258-8410 before 5:00 p.m., Eastern Standard Time, on April 30, 2003 unless the Offer is extended. If you have questions regarding the process for returning this Notice, please send an email to exchangeplanadmin@pdi-inc.com.

To PDI:

      I previously received a copy of the Offer to Exchange (dated March 31, 2003), including all of its attachments, the cover letter and an Election Form. I signed and returned the Election Form(s), in which I elected to accept PDI's offer to exchange one or more of my Eligible Options. I now wish to change that election and reject PDI's offer to exchange one or more of my Eligible Options, which are indicated below. I understand that by signing this Notice and delivering it pursuant to the instructions above, I will be able to withdraw my election to participate in the Offer, and reject the Offer instead.

      I understand that in order to reject the Offer, I must sign and deliver this Notice to PDI via facsimile at (201) 258-8410 before 5:00 p.m., Eastern Standard Time, on April 30, 2003 or if PDI extends the deadline to exchange Eligible Options, before the extended expiration of the Offer.

      By rejecting the Offer, I understand that I will not receive any consideration for my Eligible Options, and I will keep my Eligible Options. These options will continue to be governed by the stock option plan under which they were granted and the existing option agreements between PDI and me.

      I have completed and signed the following exactly as my name appears on my original Election Form. By executing this form, I hereby bind my successors, assigns and legal representatives.

Optionee Signature __________________________         Date _____________________

Name (Please print) _________________________

Email Address _________________________

                                    EXHIBIT 3
                         FORM OF RESTRICTED STOCK AWARD

PDI, Inc., a Delaware corporation (the "PDI"), hereby grants to the individual whose name appears below (the "Participant"), pursuant to the provisions of the PDI, Inc. 2000 Omnibus Incentive Compensation Plan (the "Plan"), a Restricted Stock award (this "Award") of shares of its common stock, $0.01 par value per share (the "Restricted Shares"), as set forth below but only upon and subject to the terms and conditions set forth herein, in the Plan, and in Annex I hereto.

All terms and conditions set forth in Annex I and the Plan are deemed to be incorporated herein in their entirety. All capitalized terms used in this Award and not otherwise defined herein have the respective meanings assigned to them in Annex I or the Plan.

PARTICIPANT'S NAME: ..............................    [FULL NAME OF PARTICIPANT]
NUMBER OF RESTRICTED SHARES
SUBJECT TO AWARD: ................................    [TOTAL NUMBER OF SHARES]
DATE OF AWARD GRANT ("AWARD DATE"): ..............    April ___, 2003

1. VESTING PROVISIONS.

(a) Provided that the Participant is employed by PDI on such dates, the Participant's Restricted Shares will become fully vested on _____________, 2006.

(b) If the Participant's employment or service with PDI terminates for any reason other than death or Disability (as defined in subsection (c) below) before all of the Participant's Restricted Shares have become vested under this Award, the Participant's Restricted Shares that have not become vested will be forfeited on and after the effective date of the termination.

(c) If the Participant's employment or service with PDI is terminated on account of the Participant's death or Disability, all Restricted Shares that have not otherwise vested under this Award will then become fully vested as of the date of such event. For purposes of this Award, "Disability" means a physical or mental condition of a Participant resulting from a bodily injury, disease or mental disorder that renders the Participant eligible for benefits under PDI's long-term disability plan (as in effect as of the date of the Participant's termination of employment and regardless of whether the Participant is otherwise eligible for benefits under such plan), as determined by PDI in its sole discretion.

(d) Notwithstanding the foregoing, if the Participant terminates employment or service with PDI because he or she has become employed by an affiliate or subsidiary of PDI, the Participant shall continue to vest in the Restricted Shares in accordance with the vesting schedule set forth in the preceding paragraph, and the Participant's cessation of employment or service with PDI shall not be deemed a forfeiture event hereunder.

(e) The Board will have the right to determine, in its sole discretion, how a Participant's leave of absence will affect the terms of this Award, including the vesting of Restricted Shares hereunder.

(f) PDI will not have any further obligations to the Participant under this Award if the Participant's Restricted Shares are forfeited as provided herein.

2. GENERAL.

This Award is subject to the provisions of the Plan, and will be interpreted in accordance therewith. In the event of a discrepancy between this Award, or any other material describing this Award or the Restricted Shares awarded hereunder, and the actual terms of the Plan, the Plan will govern in all respects. A copy of the Plan is available upon request by contacting our General Counsel.

IN WITNESS WHEREOF, this Award has been executed as of the Award Date set forth above.

                                        PDI, INC.


                                        By: ____________________________________
                                            Steven K. Budd
                                            Its: President and Chief Operating
                                            Officer

                                     ANNEX I

                                       TO

                             RESTRICTED STOCK AWARD

1. Meaning of Certain Terms. References to this "Award," the "Restricted Shares" and "herein" are deemed to include the Restricted Stock Award and this Annex I to the Restricted Stock Award taken as a whole. This Annex I and the Restricted Stock Award are deemed to be one and the same instrument. Other capitalized terms used herein without definition shall have the respective meanings set forth in the Restricted Stock Award or the Plan, as appropriate.

2. Stock Certificates. PDI will issue certificates, or cause its transfer agent to maintain a book entry, for the Restricted Shares in the Participant's name. PDI, or PDI's transfer agent, will hold the certificates for the Restricted Shares, or such Restricted Shares will be maintained in a book entry, until the Restricted Shares are either: (i) forfeited; or (ii) vested. Any certificates that are issued for Restricted Shares will bear a legend in accordance with
Section 5 hereof. The Participant's right to receive this Award hereunder is contingent upon the Participant's execution and delivery to PDI of the Assignment Separate From Certificate attached hereto as Exhibit I and all stock powers or other instruments of assignment deemed necessary or appropriate by PDI, which would permit transfer to PDI of all or a portion of the Restricted Shares in the event such Restricted Shares are forfeited in whole or in part. PDI, or its transfer agent, will release the Restricted Shares, as and when provided by Section 4 hereof.

3. Rights as Stockholder. On and after the Award Date, and except to the extent provided in Section 8 hereof, the Participant will be entitled to all of the rights of a stockholder with respect to the Restricted Shares, including the right to vote the Restricted Shares, the right to receive dividends and other distributions payable with respect to the Restricted Shares, if any, and the right to participate in any capital adjustment applicable to all holders of common stock; provided, however, that a distribution with respect to shares of common stock, other than a regular cash dividend, will be deposited with PDI and will be subject to the same restrictions as the Restricted Shares. If the Participant forfeits any rights he or she may have under this Award, the Participant shall, on the day following the event of forfeiture, no longer have any rights as a stockholder with respect to the forfeited portion of the Restricted Shares or any interest therein (or with respect to any Restricted Shares not then vested), and the Participant shall no longer be entitled to receive dividends on such stock or vote the Restricted Shares as of any record date occurring thereafter.

4. Terms and Conditions of Distribution. PDI, or its transfer agent, will transfer the vested portion of the Restricted Shares to the Participant as soon as practicable after the Restricted Shares become vested, subject to payment of the applicable withholding tax liability as set forth below. If the Participant dies before PDI has distributed any portion of vested Restricted Shares, PDI will transfer that portion of the vested Restricted Shares to the beneficiary of the Participant. If the Participant failed to designate a beneficiary, PDI will distribute certificates for the Restricted Shares in accordance with the Participant's will or, if the Participant did not have a will, the Restricted Shares will be distributed in accordance with the laws of descent and distribution. PDI will distribute certificates for any undistributed portion of vested Restricted Shares no later than six months after the Participant's death.

The Participant, or the alternate recipient identified in the preceding paragraph, will be required to satisfy any potential federal, state, local or other tax withholding liability. Such liability must be satisfied at the time the Restricted Shares become "substantially vested" (as defined in the regulations issued under Section 83 of the Code) or you can pay all withholding taxes at the time of the grant by filing an election under Section 83(b) of the Internal Revenue Code with the IRS within 30 days of the Award Date. If you choose to file an election under Section 83(b) of the Internal Revenue Code, you will be required to pay us an amount in cash equal to the withholding tax obligation that arises at that time. The Form of Section 83(b) election is attached hereto as Exhibit II. THE PARTICIPANT IS SOLELY RESPONSIBLE FOR MAKING THIS ELECTION IN A TIMELY FASHION.

If you choose NOT to file an election under Section 83(b) of the Internal Revenue Code, unless we approve other arrangements, you must either deliver to us a check or money order in the amount of the required withholding amount on each vesting date. In the event of a shortfall, we will withhold the remaining required withholding amount from your salary or bonus.

PDI will not make any distribution under this Section 4 before the first date any portion of the Restricted Shares may be distributed to the Participant without penalty or forfeiture under federal or state laws or regulations governing short swing trading of securities. In determining whether a distribution would result in such a penalty or forfeiture, PDI and the Committee may rely upon information reasonably available to them or upon representations of the Participant's legal or personal representative.

5. Legend on Stock Certificates. If certificates for Restricted Shares are issued in the Participant's name under this Award before that portion of Restricted Shares becomes vested, the certificates shall bear the following legend, or any alternate legend that counsel to PDI believes is necessary or desirable to facilitate compliance with applicable securities laws:

"The securities represented by this stock certificate are subject to certain restrictions on transfer specified in the Restricted Stock Award dated as of April ____, 2003, between the issuer (the "PDI") and the holder of this stock certificate, and PDI reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by PDI to the holder hereof upon written request and without charge."

The foregoing legend will be removed from the certificates evidencing the Restricted Shares after the conditions set forth in Section 4 hereof and the other vesting provisions of this Award have been satisfied.

6. Delivery of Certificates. Despite the provisions of Section 2 hereof, PDI is not required to issue or deliver any certificates for vested Restricted Shares if at any time PDI determines that the listing, registration or qualification of the Restricted Shares upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of the Restricted Shares thereunder, unless such listing, registration, qualification, consent, approval or other action has been effected or obtained, free of any conditions not acceptable to PDI.

7. No Right to Continue Employment or Service. Nothing in the Plan or this Award will be construed as creating any right in the Participant to continued employment or service with PDI, or as altering or amending the existing terms and conditions of the Participant's employment or service.

8. Nontransferability. No interest of the Participant or any designated beneficiary in or under this Award will be assignable or transferable by voluntary or involuntary act or by operation of law, other than as set forth in
Section 4 hereof. Distribution of Restricted Shares will be made only to the Participant; or, if the Committee has been provided with evidence acceptable to it that the Participant is legally incompetent, the Participant's personal representative; or, if the Participant is deceased, to the designated beneficiary or other appropriate recipient in accordance with Section 4 hereof. The Committee may require personal receipts or endorsements of a Participant's personal representative, designated beneficiary or an alternate recipient. Any effort to otherwise assign or transfer the rights under this Award will be wholly ineffective, and will be grounds for termination by the Committee of all rights of the Participant and his or her beneficiary in and under this Award.

9. Administration. The Committee has the authority to manage and supervise the administration of the Plan. The Participant's rights under this Award are expressly subject to the terms and conditions of the Plan, including any required continued shareholder approval of the Plan, and to any guidelines the Committee adopts from time to time that are not inconsistent with the Plan.

10. Interpretation; Governing Law. Any interpretation by the Committee of the terms and conditions of the Plan, this Award or any guidelines adopted as described in Section 9 hereof will be final. This Award and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Code or the laws of the United States, will be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to the principles of conflicts of law.

11. Binding Effect. This Award will be binding upon and will inure to the benefit of PDI and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns.

12. Amendment and Waiver. The provisions of this Award may be amended or waived only with the prior written consent of PDI and the Participant, and no course of conduct or failure or delay in enforcing the provisions of this Award will affect the validity, binding effect or enforceability of this Award.

                                    EXHIBIT I

                                       TO

                             RESTRICTED STOCK AWARD

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

      FOR VALUE RECEIVED ________________________ hereby sell(s), assign(s) and transfer(s) unto PDI, Inc. ("PDI"), ___________________________ (_________)
shares of the common stock of PDI standing in his or her name on the books of PDI represented by Certificate No. _________ herewith and do(es) hereby irrevocably constitute and appoint ________________________Attorney to transfer the said stock on the books of PDI with full power of substitution in the premises.

Dated: _____________, 2003

Signature:


Name: ____________________________

INSTRUCTION: Please do not fill in any blanks other than the signature line. Please sign exactly as you would like your name to appear on the issued stock certificate. The purpose of this assignment is to enable the company to re-acquire the Restricted Shares upon forfeiture without requiring additional signatures on the part of the Participant.

                                   EXHIBIT II

                                       TO

                             RESTRICTED STOCK AWARD

                    ELECTION TO INCLUDE GROSS INCOME IN YEAR

                      OF TRANSFER PURSUANT TO SECTION 83(B)

                OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED

      In accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), the undersigned hereby elects to include in his gross income as compensation for services the excess, if any, of the fair market value of the property (described below) at the time of transfer over the amount paid for such property.

      The following sets forth the information required in accordance with the Code and the regulations promulgated hereunder:

1. The name, address and social security number of the undersigned are:

Name: _____________________ ("Taxpayer")   Address: ____________________________
Social Security No.: ________________.

2. The description of the property with respect to which the election is being made is as follows:

____________ restricted shares (the "Shares") of common stock, $0.01 par value per share, of PDI, Inc., a Delaware corporation (the "PDI").

3. This election is made for the calendar year 2003, with respect to the transfer of the property to the Taxpayer on _______________, 2003.

4. Description of restrictions: The property is subject to the following restrictions:

      In the event Taxpayer's employment with PDI is terminated, the Shares are forfeited to PDI. These restrictions lapse with respect to all of the Shares on ______________, 2006.

5. The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the property with respect to which this election is being made was not more than $_____ per Share.

6. The amount paid by taxpayer for said property was $0.00 per Share.

7. A copy of this statement has been furnished to PDI.

Signed this ____ day of __________, 2003


__________________________________________

Print Name: ______________________________